SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2003

X-RITE, INCORPORATED
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-14800 (Commission File Number)	38-1737300 (IRS Employer Identification no.)

3100 44th Street S.W. Grandville, Michigan (Address of principal executive office)		49418 (Zip Code)

Registrant's telephone number, including area code: (616) 534-7663

Item 2.        Acquisition or Disposition of Assets.

        Effective July 1, 2003, a newly incorporated, wholly-owned subsidiary of the Registrant, Monaco Acquisitions Company, a Michigan corporation that was formed for the purpose of this acquisition (“MAC”), acquired substantially all of the assets of Monaco Systems Business Trust, a Massachusetts business trust formerly known as Monaco Systems, Inc., with its principal place of business located at 100 Burtt Road, Andover, Massachusetts 01810 (“Monaco”). Monaco has been engaged in the business of developing, distributing, and selling instruments and software for the measurement and control of color. The assets of Monaco acquired by MAC include substantially all of the inventory, equipment, accounts receivable, intellectual property, contract rights, and all other tangible and intangible property and property rights employed in the conduct of its business. The consideration paid by MAC for those assets was comprised of (a) approximately $7,300,000 cash (a portion of which was paid into escrow and subject to certain set-off rights of MAC and a portion of which does not become payable until July of 2005 and is subject to forfeiture and to certain set-off rights of MAC); (b) $3,250,000 worth of the Registrant’s common stock, based on an average of the stock price of the Registrant (a portion of which will not be delivered to Monaco until January of 2005 and all of which will be subject to forfeiture and to certain set-off rights of MAC); and (c) the limited assumption by MAC of certain contractual and other obligations. The amount of consideration paid for Monaco’s assets was based on internal valuations performed by the Registrant that took many factors (including the fair market value of such assets and the perceived potential earning power of such assets) into consideration. The Registrant, through MAC, utilized cash and short-term investments to pay the cash portion of the purchase price.

        Monaco has developed and sold its products primarily into the desktop publishing market. The Registrant, through MAC, intends to continue to operate the business in essentially the same manner for the foreseeable future.

        The above summary of the transaction with Monaco is qualified in its entirety by the Asset Purchase Agreement attached to this filing as Exhibit 2.

Item 7.        Financial Statements and Exhibits.

        It is currently impractical to provide the required financial statements for the acquisition of Monaco’s assets. Those statements will be filed as soon as they are available, but not later than August 30, 2003.

Exhibit 2	Asset Purchase Agreement between Monaco Acquisition Company, Monaco Systems Business Trust, George Adam, and X-Rite, Incorporated dated July 1, 2003
Exhibit 99	Press Release dated July 2, 2003

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 2, 2003	X-RITE, INCORPORATED (Registrant)
	By:	/s/ Duane Kluting Duane Kluting Vice President, Chief Financial Officer, and Secretary

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EXHIBIT INDEX

Exhibit 2	Asset Purchase Agreement between Monaco Acquisition Company, Monaco Systems Business Trust, George Adam, and X-Rite, Incorporated dated July 1, 2003 (The Registrant will furnish the Securities and Exchange Commission with any of the exhibits and schedules to the Asset Purchase Agreement, as listed on the last page of the attached agreement, upon request.)

Exhibit 99	Press Release dated July 2, 2003

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Exhibit 2.        Asset Purchase Agreement

ASSET PURCHASE AGREEMENT

BETWEEN

MONACO ACQUISITION COMPANY

AND

MONACO SYSTEMS BUSINESS TRUST

AND

GEORGE ADAM

AND

X-RITE, INCORPORATED

EFFECTIVE AS OF
JULY 1, 2003

TABLE OF CONTENTS

i

ii

iii

ASSET PURCHASE AGREEMENT

        This Asset Purchase Agreement (the “Agreement”) is made and entered into effective as of July 1, 2003, by and among MONACO ACQUISITION COMPANY, a Michigan corporation (“Purchaser”), and MONACO SYSTEMS BUSINESS TRUST, a Massachusetts business trust (“Seller”), and GEORGE ADAM, a Massachusetts resident (“Shareholder”), and X-RITE, INCORPORATED, a Michigan corporation (“X-Rite”).

RECITALS:

        Seller is, and Seller’s predecessor, Monaco Systems, Inc. (“Monaco”), was, engaged in the business of offering ICC-profiling solutions through the integration of its technology, the licensing of its technology, and the supply of its products and services (the “Business”). Seller desires to sell, and X-Rite desires to purchase all of the assets and certain liabilities of Seller and the Business. Accordingly, X-Rite has formed Purchaser as a wholly-owned subsidiary to effectuate the purchase and the parties are entering into this Agreement for the purpose of memorializing the terms and conditions upon which the sale will be consummated. X-Rite enters into this Agreement to guarantee certain obligations of Purchaser to induce Seller and Shareholder to enter into this Agreement. Shareholder enters into this Agreement to guarantee certain obligations of Seller to induce Purchaser and X-Rite to enter into this Agreement.

AGREEMENTS:

        In consideration of the mutual promises, and upon the conditions hereinafter set forth, the parties agree:

ARTICLE I
PURCHASE AND SALE OF ASSETS

        1.1        Agreement to Purchase and Sell. Purchaser shall purchase from Seller all of the assets, properties, and rights of Seller and the Business as of the Closing Date (as defined below), of whatever kind or nature and wherever situated or located and whether reflected on Seller’s books and records or previously written-off or otherwise not shown on Seller’s books and records, free and clear of any liens, claims, encumbrances, security interests, options, pledges, charges, escrows, rights of first refusal or first offer (the “Encumbrances”), other than Permitted Encumbrances (as defined below), and except the Excluded Assets described in Section 1.3 below. All of the aforementioned assets, properties, and rights (other than the Excluded Assets) are collectively referred to in this Agreement as the “Purchased Assets.”

        1.2        Enumeration of Purchased Assets. The Purchased Assets include, but are not limited to, the following items which are used or useable by Seller:

                     (a)        all inventory, including, without limitation, raw materials, work in process and finished goods whether or not reflected in the Financial Statements (as defined below) (“Inventory”);

                     (b)        all furniture, fixtures, equipment (including office equipment), machinery, supplies, parts, computer hardware, tools, patterns, and all other tangible personal property including any of the foregoing which has been fully depreciated (the “Equipment”);

                     (c)        if and to the extent transferable, all leasehold interests and leasehold improvements created by all leases of personal property (the “Leased Personalty”);

                     (d)        all trade accounts receivable, notes receivable, negotiable instruments and chattel paper (the "Accounts Receivable");

                     (e)        all deposits and rights with respect thereto and all rebates due from vendors;

                     (f)        all contracts, claims, rights, and benefits arising therefrom with or against any person or entity, including, without limitation, all rights against suppliers under warranties covering any of the Inventory or Equipment, and all Permits (as defined below) and licenses, permits, registrations, governmental approvals, and consents, issued pursuant to Environmental Laws (as defined below) (“Environmental Permits”) if and to the extent transferable, and all rights under employee agreements concerning inventions and confidential information;

                     (g)        all sales orders and sales contracts, purchase orders, and purchase contracts, quotations and bids;

                     (h)        all intellectual property rights, including all Intellectual Property (as defined herein) and, without limitation, know-how, patents and applications therefor, unpatented inventions, trade secrets, secret formulas, business and marketing plans, copyrights and applications therefor, trademarks and applications therefor, service marks and applications therefor, trade names, trade dress, and names and slogans used by Seller, and all goodwill associated with such trademarks and applications therefore, service marks and applications therefore, trade names and slogans;

                     (i)        if and to the extent transferable, all license agreements, sales representative and sales agency agreements, distribution agreements, service agreements, supply agreements, and franchise agreements;

                     (j)        all customer lists, customer records, and information;

                     (k)        all books and records, including, without limitation, all blueprints, drawings and other technical papers, payroll, accounts receivable and payable records, and inventory, maintenance, and asset history records, ledger, and books of original entry, all insurance records and OSHA and EPA files, but not including the Seller’s corporate or trust minute books and stock or trust ledgers;

                     (l)        if and to the extent transferable, all insurance policies;

                     (m)        all rights in connection with prepaid expenses with respect to the Purchased Assets;

                     (n)        all computer software, including all source codes and machine readable copies and all related documentation and designs, in whatever form and embodied in whatever media, and all licenses and leases of software and related technical service agreements (but with respect to off the shelf and shrink wrap or click through licenses, only if and to the extent transferable);

                     (o)        all sales and promotional materials, catalogues, and advertising literature;

                     (p)        all telephone numbers, bank accounts, and lock boxes to which account debtors remit payments; and

                     (q)        all cash and cash equivalents.

                     The Purchased Assets shall be listed on Schedule 1.2 of the Disclosure Schedule, which shall be updated as of the Closing Date.

        1.3        Excluded Assets. Notwithstanding the enumeration of the Purchased Assets set forth in Section 1.2, as listed on Schedule 1.2, the Excluded Assets shall consist of the assets, if any, specifically described on Schedule 1.3 of the Disclosure Schedule.

ARTICLE II
LIABILITIES

        2.1        General Nonassumption of Liabilities. At the Closing, Purchaser shall not assume any obligations, duties, or liabilities of any nature whatsoever, fixed or contingent other than those specifically identified in Schedule 2.2 of the Disclosure Schedule. Seller shall pay and discharge all of its obligations, duties, or liabilities, other than those listed on Schedule 2.2 of the Disclosure Schedule, in the ordinary course of business, consistent with Seller’s past practices whether or not disclosed to Purchaser or X-Rite.

        2.2        Specific Assumption of Certain Liabilities. Seller shall assign to Purchaser, and Purchaser shall assume and agree to perform and discharge, all liabilities and obligations of Seller disclosed in Schedule 2.2 which are limited to those (i) for the sale and delivery of products not shipped prior to the close of business on the Closing Date under open sales orders, open bids, and sales contracts accepted or made in the ordinary course of business and which are disclosed to Purchaser on Schedule 2.2(i), (ii) for the purchase of raw materials, supplies, and repair and maintenance materials, inventory, and services not received prior to the Closing Date and not included in the Purchased Assets under open supply contracts, purchase orders, and commitments given or made in the ordinary course of business as disclosed on Schedule 2.2(ii); (iii) arising, incurred, and pertaining to periods commencing on and after the Closing under future performance of the contracts, distribution agreements, and other agreements identified in Schedule 2.2(iii); provided, however, no liabilities or obligations pertaining to pre-closing periods (e.g., products, licenses, or services delivered prior to Closing) shall be considered Assumed Liabilities unless otherwise specifically assumed in this Section 2.2; (iv) reflected as accounts payable in Schedule 2.2(iv); (v) warranty claims arising in the ordinary course of business for sales and licenses of Seller’s products or services prior to the Closing Date, provided such claims do not exceed Twenty-Five Thousand and No/100 Dollars ($25,000.00); (vi) arising, incurred, and pertaining to periods commencing on and after the Closing under the Seller’s lease for its offices in Andover, Massachusetts; (vii) reflected or reserved against on the Seller’s most recent balance sheet dated June 30, 2003, and prepared in accordance with the accounting principles set forth in Exhibit B (the “Base Balance Sheet”) attached hereto as Schedule 2.2(vii), to the extent and only to the extent that the same have not been paid or discharged prior to or at the date of the Closing; (viii) the obligation to provide COBRA continuing coverage, in accordance with Code Section 4980B and Sections 601-608 of ERISA for those former employees of Seller listed in Schedule 2.2(viii) and for Transferred Employees who do not accept employment with Purchaser, or who do accept employment with Purchaser but are not covered under Purchaser’s health insurance plan, and their qualified beneficiaries; (ix) any other Permitted Encumbrances listed on Schedule 2.2; and (x) as described on Schedule 2.2(x) (the “Assumed Liabilities”). Notwithstanding anything to the contrary, all obligations, liabilities, and duties with respect to refunds, discounts, returns, rebates, promotional and/or marketing credits or funds to distributors or resellers or customers, bounty fees, commissions, and the like pertaining to periods prior to the Closing (e.g., products, licenses, or services delivered prior to Closing) will not be considered Assumed Liabilities and will remain the sole obligation of Seller, except as specifically set forth in Schedule 2.2(iii)(h).

ARTICLE III
PURCHASE PRICE AND MANNER OF PAYMENT

        In consideration for the Purchased Assets, Purchaser shall pay or transfer the amounts or property, in the manner specified below:

        3.1        Purchase Price. On and subject to the conditions set forth in this Agreement, the total purchase price (the “Purchase Price”) for the Purchased Assets shall be equal to (a) the Purchase Price (as defined below), plus or minus (b) the Cash Adjustment and the Net Worth Adjustment (each as defined below).

        3.2        Certain Definitions.

                     (a)        The term “Purchase Price,” to be paid in accordance with this Agreement, means:

                                  (i)         Six Million Five Hundred Fifty Thousand and No/100 Dollars ($6,550,000.00) by wire transfer; plus

                                  (ii)        One Million and No/100 Dollars ($1,000,000.00) by delivery of X-Rite Restricted Stock (as defined below); plus

                                  (iii)       One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) of X-Rite Restricted Stock; plus

                                  (iv)       Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) of X-Rite Restricted Stock; plus

                                  (v)        Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) by wire transfer. Sections 3.2(a)(ii), (iii), (iv), and (v) of the Purchase Price are subject to certain vesting requirements as set forth in Section 3.3 and Schedule 3.3.

                     (b)        The term “Cash Adjustment” means the difference, positive or negative, between (i) the cash and cash equivalents of Seller on the Closing Date, less (ii) Forty-Six Thousand Nine Hundred Thirty-One and No/100 Dollars ($46,931.00).

                     (c)        The term “Net Worth Adjustment” means the difference, positive or negative, between (i) the Net Worth of Seller on the Closing, less (ii) the Base Line Net Worth, as defined and determined in accordance with the example in Exhibit A attached hereto.

                     (d)        The term “Net Worth of Seller” means the net book value of Purchased Assets (not including cash and cash equivalents) less the Assumed Liabilities, each as of the day indicated, determined in accordance with the accounting principles set forth in Exhibit B attached hereto.

                     (e)        The term “Escrow Fund” means the Escrow Fund as defined in the Escrow Agreement in the form attached hereto as Exhibit C.

                     (f)        The term “X-Rite Restricted Stock” means duly authorized, validly issued shares of X-Rite common stock, par value ten cents ($.10) per share (“X-Rite Stock”), which shall be restricted and nontransferable until the date indicated herein and until fully vested at which time such shares shall be transferable pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) and/or the other rules and regulations promulgated thereunder, to the extent then in effect.

                     (g)        The term “Average Price of X-Rite Restricted Stock” means the per share average of the closing price of shares of X-Rite Stock as quoted on the NASDAQ National Market (or such other quotation system or securities exchange on which X-Rite Stock is listed if no longer listed and reported on the NASDAQ National Market) for each of the twenty (20) consecutive full trading days in which such shares are traded and listed and reported in the NASDAQ National Market (or such other quotation system securities exchange on which X-Rite Stock is listed if no longer listed and reported on the NASDAQ National Market) ending on the close of trading on the date immediately prior to the date in question.

        3.3        Payment of Purchase Price. The Purchase Price described in Section 3.1 shall be paid as follows:

                     (a)        Five Million Eight Hundred Ninety-Five Thousand and No/100 Dollars ($5,895,000.00) of the Purchase Price, as set forth in Section 3.2(a)(i), shall be paid by wire transfer in immediately available funds to Seller at the Closing.

                     (b)        Six Hundred Fifty-Five Thousand and No/100 Dollars ($655,000.00) of the Purchase Price, as set forth in Section 3.2(a)(i), shall be paid by wire transfer to the Escrow Fund at Closing to be held pursuant to the terms of the Escrow Agreement.

                     (c)        One Million and No/100 Dollars ($1,000,000.00) of the Purchase Price, as set forth in Section 3.2(a)(ii), shall be paid by delivery of X-Rite Restricted Stock, which will have value based on the Average Price of X-Rite Restricted Stock as of two (2) business days prior to the Closing Date, to Seller within five (5) business days of the Closing Date, subject to the vesting schedule and with the restrictive legend each as set forth on Schedule 3.3 hereto.

                     (d)        One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) of the Purchase Price, as set forth in Section 3(a)(iii), will be paid by delivery of X-Rite Restricted Stock, value based on the Average Price of X-Rite Restricted Stock as of two (2) business days prior to the Closing Date, to Seller within five (5) business days of the Closing Date, subject to the vesting schedule and with the restrictive legend each set forth on Schedule 3.3 hereto.

                     (e)        Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) of the Purchase Price, as set forth in Section 3.2(a)(iv), will be paid by delivery of X-Rite Restricted Stock, with Three Hundred Seventy-Five Thousand and No/100 Dollars ($375,000.00) of such stock which will have value based on the Average Price of X-Rite Restricted Stock as of two (2) business days prior to the Closing Date, and the other Three Hundred Seventy-Five Thousand and No/100 Dollars ($375,000.00) of such stock which will have value based on the Average Price of X-Rite Restricted Stock as of January 1, 2005, to Seller on January 5, 2005, subject to the vesting schedule and with the restrictive legend each set forth on Schedule 3.3 hereto.

                     (f)        Seven Hundred Fifty Thousand and No/100 Dollars ($750,000,00) of the Purchase Price, as set forth in Section 3.2(a)(v), shall be paid by wire transfer in immediately available funds to Seller on July 1, 2005, subject to the vesting schedule set forth on Schedule 3.3 hereto.

                     (g)        The X-Rite Restricted Stock shall remain restricted and nontransferable and subject to the vesting schedule and with the restrictive legend each set forth on Schedule 3.3 and upon vesting will be transferable pursuant to Rule 144 under the Securities Act and/or the other rules and regulations promulgated thereunder, to the extent then in effect. Notwithstanding anything to the contrary, the number of shares of X-Rite Restricted Stock or the cash portion of the Purchase Price otherwise to be paid hereunder may be withheld by Purchaser to the extent of any indemnification obligation of Seller or Shareholder under Section 9.3 hereof, as set forth in Sections 9.8. Notwithstanding anything to the contrary, the parties hereby agree that the cash dividends on X-Rite Restricted Stock which has not yet vested pursuant to Schedule 3.3 will be held by X-Rite to be paid to Seller, without interest, upon the vesting of such stock, or retained by X-Rite to the extent such stock does not vest. X-Rite Restricted Stock which has not yet been issued hereunder will not receive any dividends, cash or otherwise.

                     (h)        The Cash Adjustment and the Net Worth Adjustment will be paid by wire transfer of immediately available funds pursuant to the procedures set forth in Exhibit D.

    3.4        Allocation.        Purchaser and Seller agree that the Purchase Price shall be allocated among the Purchased Assets in the manner required by Section 1060 of the Code (as defined below) and regulations promulgated thereunder and as set forth in Schedule 3.4 of the Disclosure Schedule. Purchaser and Seller agree to prepare Form 8594 in accordance with Section 1060 of the Code and Schedule 3.4 of the Disclosure Schedule, and to attach such completed Form 8594 to their respective timely filed federal income tax returns for the taxable year that includes the Closing Date. If the Purchase Price is adjusted subsequent to the filing of Form 8594, such adjustment will be allocated among the Purchased Assets in the manner required by Section 1060 of the Code and the regulations thereunder, and the Purchaser and Seller agree to complete and timely file supplemental statements to and amendments of Form 8594 in accordance with Section 1060 of the Code and the regulations thereunder and pursuant to the instructions to Form 8594. Purchaser and Seller agree that they will file all of their respective tax returns with governmental authorities consistent with such allocation and Form 8594 (and any supplements or amendments thereto), and that neither party shall take any action or maintain any position inconsistent therewith.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

        4.1        General Statement. The parties make the representations and warranties to each other which are set forth in this Article IV. All such representations and warranties and all representations and warranties which are set forth elsewhere in this Agreement and in any schedule or closing document delivered by a party hereto to the other party pursuant to this Agreement or in connection herewith shall survive the Closing (and none shall merge into any instrument of conveyance) for the period or periods set forth in Article IX, regardless of any investigation or lack of investigation by any of the parties to this Agreement. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. All representations and warranties of Seller and Shareholder are made subject to the exceptions which are noted in the schedule delivered by Seller and Shareholder to Purchaser concurrently herewith and identified by the parties as the “Disclosure Schedule,” irrespective of whether the text of the relevant representations and warranties makes reference thereto, but such exceptions will in no way imply that the exceptions are Assumed Liabilities which are expressly limited to those obligations, duties, and liabilities specifically identified in Schedule 2.2.

        The schedules in the Disclosure Schedule may include items or information which Seller or Shareholder are not necessarily required to disclose under this Agreement. Disclosure of such items or information shall not necessarily affect (directly or indirectly) the interpretation of this Agreement or the scope of the disclosure obligation of Seller or Shareholder under this Agreement. Inclusion of any item in a schedule (i) does not represent a determination by Seller or Shareholder that such item is material or will have a material adverse effect on Seller’s business or operations nor shall it be deemed to establish a standard of materiality (it being the intent that Seller and Shareholder shall not be penalized for having disclosed more than they may be required by the terms of this Agreement), (ii) does not represent a determination by Seller or Shareholder that such item did not arise in the ordinary course of business, (iii) shall not constitute, or be deemed to be an admission concerning such item by Seller or Shareholder; and (iv) shall not imply that such item is an Assumed Liability, which obligations, duties, and liabilities are expressly limited to those obligations, duties, and liabilities specifically identified in Schedule 2.2.

        4.2        Purchaser’s and X-Rite’s Representations and Warranties. Purchaser and X-Rite represent and warrant to Seller and Shareholder that:

                     (a)        Purchaser is a wholly-owned subsidiary of X-Rite and Purchaser and X-Rite are each a corporation duly organized, validly existing, and in good standing under the laws of the state of Michigan;

                     (b)        Purchaser and X-Rite each have full power and authority to enter into and perform their obligations arising under this Agreement and all documents and instruments to be executed by Purchaser and X-Rite pursuant to this Agreement (collectively, “Purchaser’s Ancillary Documents”). This Agreement has been, and Purchaser’s Ancillary Documents will be, duly executed and delivered by duly authorized officers of Purchaser and X-Rite, as applicable. This Agreement and each of Purchaser’s Ancillary Documents constitute a valid and legally binding obligation of Purchaser and X-Rite, as applicable, enforceable against Purchaser and X-Rite, as applicable, in accordance with their respective terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) general principles of equity that restrict the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at law).

                     (c)        No consent, authorization, order or approval of, or filing or registration with any governmental authority or other person is required for the execution and delivery by Purchaser and X-Rite of this Agreement and Purchaser’s Ancillary Documents, or the consummation by Purchaser and X-Rite of the transaction contemplated by this Agreement and Purchaser’s Ancillary Documents.

                     (d)        Neither the execution and delivery of this Agreement and Purchaser’s Ancillary Documents by Purchaser or X-Rite, nor the consummation by Purchaser and X-Rite of the transaction contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Purchaser or X-Rite, or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award binding upon Purchaser or X-Rite.

                     (e)        Neither Purchaser nor X-Rite is a party to any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by Purchaser and X-Rite according to the terms of this Agreement will be a default or an event of acceleration, or grounds for termination, or whereby timely performance by Purchaser or X-Rite according to the terms of this Agreement may be prohibited, prevented or delayed.

                     (f)        The total authorized capital stock of X-Rite consists of fifty-five million (55,000,000) shares, of which fifty million (50,000,000) shares are X-Rite Stock and five million (5,000,000) shares are preferred stock, par value ten cents ($.10) per share, of which as of June26, 2003 twenty million two hundred fifty-six thousand two hundred (20,256,200) shares of X-Rite Stock were issued and outstanding, and zero (0) shares of preferred stock were issued and outstanding. The shares of X-Rite Restricted Stock to be issued to Seller pursuant to Section 3.3 of this Agreement have been duly authorized and reserved for, and when issued and vested in accordance with this Agreement, will be validly issued shares of X-Rite Stock, fully paid and nonassessable.

                     (g)        Since the last date of the public release of the status of X-Rite’s financial condition and results of operations, and except for the transactions contemplated hereby, there have not been any changes in X-Rite’s financial condition or results of operations that have had or would be expected to have a material adverse effect on its financial condition.

                     (h)        X-Rite has furnished to Seller and Shareholder complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended December 28, 2002, as filed with the Securities and Exchange Commission (the “SEC”), (b) Quarterly Reports on Form 10-Q for the first quarter of fiscal year 2003 as filed with the SEC, (c) proxy statement relating to the annual meeting of its shareholders held May 19, 2003, and (d) all Current Reports on Form 8-K filed by X-Rite with the SEC since December 28, 2002 (such reports and filings, together with any amendments or supplements thereto, are collectively referred to herein as the “X-Rite Reports”). As of their respective dates, the X-Rite Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading. The audited financial statements and unaudited interim financial statements of X-Rite included in the X-Rite Reports (i) comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in all material respects in accordance with United States generally accepted accounting principles throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Securities Exchange Act of 1934), (iii) fairly present in all material respects the consolidated financial condition, results of operations and cash flows of X-Rite as of the respective dates thereof and for the periods referred to therein, and (iv) are in all material respects consistent with the books and records of X-Rite.

                     (i)        Except as set forth in Schedule 4.2(j), neither Purchaser nor X-Rite has incurred any obligation or liability, contingent or otherwise, for any fee, commission or other compensation to be paid to any agent, broker, finder, investment banker, financial advisor or other similar person in connection with the transactions contemplated by this Agreement, or any attempts to purchase the business of Seller or the Purchased Assets.

                     (j)        The representations and warranties of Purchaser and X-Rite in this Agreement, and all representations, warranties and statements of Purchaser and X-Rite contained in any schedule (or attachment to such schedule) or closing document delivered pursuant hereto or in connection herewith, do not omit to state a material fact necessary in order to make the representations, warranties or statements contained herein or therein not misleading.

        4.3        Seller’s and Shareholder’s Representations and Warranties. Seller and Shareholder, jointly and severally, represent and warrant to Purchaser and X-Rite that, except as set forth in the Disclosure Schedule:

CORPORATE

                     (a)        Seller is a business trust duly formed, validly existing and in good standing, under the laws of the Commonwealth of Massachusetts. Seller has all necessary trust power and authority to conduct its business as it is now being conducted. Monaco, as of June 27, 2003, was a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts and had all necessary corporate power and authority to conduct its business as it was conducted.

                     (b)        Seller has qualified as a foreign trust, and is in good standing, under the laws of all jurisdictions where the nature of its business or the nature or location of its assets requires such qualification, except where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the Seller’s business or operations. Monaco, as of June 27, 2003, was qualified as a foreign corporation and was in good standing under the laws of all jurisdictions where the nature of its business or the nature and location of its assets required such qualification, except where the failure to so qualify individually or in the aggregate would not have a material adverse effect on Monaco’s or Seller’s business or operations. All jurisdictions in which operation of the business of Seller requires Seller to be qualified as a foreign trust or where the business of Monaco required Monaco to be qualified as a foreign corporation are set forth in Schedule 4.3(b) of the Disclosure Schedule.

                     (c)        Seller has full trust power and authority and Shareholder has full authority to enter into and perform their respective obligations arising under this Agreement and all documents and instruments to be executed by Seller and Shareholder pursuant to this Agreement (collectively, “Seller’s Ancillary Documents”). This Agreement has been, and Seller’s Ancillary Documents will be, duly executed and delivered by duly authorized officers of Seller or by Shareholder, as applicable. This Agreement and each of Seller’s Ancillary Documents constitute a valid and legally binding obligation of Seller or Shareholder, as applicable, enforceable against Seller and Shareholder, as applicable, in accordance with their respective terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) general principles of equity that restrict the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at law).

                     (d)        No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for: (i) the merger of Monaco with and into Monaco Systems, LLC and the merger of Monaco Systems, LLC with and into Seller (the “Reorganization”); and (ii) the execution and delivery by Seller or Shareholder of this Agreement and Seller’s Ancillary Documents or the consummation by Seller or Shareholder of the transaction contemplated by this Agreement and Seller’s Ancillary Documents, including, but not limited to, the transfer of Seller’s contractual rights, except for consents, authorizations, orders or approvals, the failure of which to obtain, or filings or registrations, the failure of which to make, which, individually or in the aggregate, would not reasonably be expected to have an adverse effect on the Seller’s business or operations, or to Seller’s and Shareholder’s knowledge, the business or operations proposed to be conducted by Purchaser.

                     (e)        Neither the execution and delivery of this Agreement and Seller’s Ancillary Documents by Seller and Shareholder, as applicable, nor the consummation by Seller and Shareholder of the transaction herein contemplated, will conflict with or result in a breach of any of the terms, conditions, or provisions of Seller’s Certificate of Trust or Agreement and Declaration of Trust, or of any statute or administrative regulation, or of any order, writ, injunction, judgment, or decree of any court or any governmental authority or of any arbitration award binding upon Seller or Shareholder.

                     (f)        True and complete copies of Seller’s Declaration of Trust as amended and currently in force, have been furnished as Schedule 4.3(f) of the Disclosure Schedule. Seller does not own, directly or indirectly, any capital stock or other equity securities of any corporation, or have any direct or indirect equity interest in, or operate, manage or otherwise control any business which engages in, or which is a customer or supplier of Seller. Record and beneficial ownership of Seller, including any options or other rights to acquire ownership in Seller, is also set forth in Schedule 4.3(f).

FINANCIAL

                     (g)        Schedule 4.3(g) of the Disclosure Schedule provides copies of Seller’s balance sheets as of December 31, for the years 2000 through 2002, and as of March 31, 2003, April 4, 2003, and June 30, 2003; the related statements of income for the fiscal years ended December 31, 2000, 2001, and 2002 and for the interim periods ended March 31, 2003 and April 4, 2003; and statements of cash flows for the fiscal years ended 2001 and 2002 and for the interim period ended June 30, 2003 (the “Financial Statements”). The Financial Statements, including any notes thereto, are in accordance and are consistent with Seller’s and Monaco’s books and records, all of which have been provided to Purchaser, are complete and not materially misleading and fairly present in all material respects Seller’s and Monaco’s financial position, the results of their operations, and cash flows as of the dates thereof or for the periods covered thereby, and have been prepared on an accrual basis and in accordance with the principles described in such Financial Statements and in Exhibit B attached hereto, consistently applied throughout the periods indicated, unless otherwise indicated on Schedule 4.3(g). Seller is not considering any amendment or restatement of its Financial Statements. Except as set forth in Schedule 4.3(g), there are no liabilities or obligations of Seller or Monaco accrued, contingent, absolute, determinable, undeterminable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than: (i) liabilities that are reflected or reserved against in the Financial Statements; (ii) the Assumed Liabilities; and (iii) liabilities set forth in the Disclosure Schedule to this Agreement. Schedule 4.3(g) sets forth Seller’s and Monaco’s internal controls, which, to Seller’s and Shareholder’s knowledge, have been adequate for Seller and Monaco.

                     (h)        None of the trade receivables which are listed on Schedule 4.3(h) of the Disclosure Schedule, including, without limitation, the Accounts Receivable, is or was subject to any counterclaim or setoff. All of such trade receivables arose out of bona fide, arms-length transactions for the sale of goods or performance of services, and all such trade receivables and notes receivable are good and collectible (or have been collected) in the ordinary course of business using normal collection practices at the aggregate recorded amounts thereof, less the amount of applicable reserves for doubtful accounts, allowances, and discounts shown in the

Financial Statements. All such reserves, allowances, and discounts were and are adequate and consistent in extent with reserves, allowances, and discounts previously maintained by Seller or Monaco in the ordinary course of business. Adequate provision has been timely made in the Financial Statements with respect to doubtful accounts, and the Financial Statements reflect all discounts, returns, and allowances granted by Seller or Monaco with respect to the periods covered thereby. Since December 31, 2000, there has not been a material change in the aggregate amount of trade receivables of Seller or Monaco or the aging thereof. Neither Seller nor Monaco has any outstanding sales on consignment, sales on approval, sales on return, or guaranteed sales.

                     (i)        Schedule 4.3(i) of the Disclosure Schedule lists all inventory, whether or not included in the Financial Statements, which is held for sale or resale as of the date thereof and consists of items of a quantity and quality historically useable and/or saleable in the normal course of business, except for items of obsolete and slow-moving material and materials which are below standard quality, all of which have been written down to estimated net realizable value on an item by item basis. With the exception of items of below standard quality which have been written down to their estimated net realizable value, the inventory is good and merchantable in all respects and is in a condition such that it can be sold in the ordinary course of business at prices that are consistent with Seller’s and Monaco’s past practices. The product mix of such inventory and the raw materials and work in process necessary to convert to finished goods is consistent with Seller’s expectations of the demands of the customers of Seller. Except as disclosed in Schedule 4.3(i), since December 31, 2000, there has not been a material change in the level of inventory of Seller or Monaco.

                     (j)        Seller has good and marketable title to or a valid leasehold interest in, and the power to sell, the Purchased Assets, free and clear of any Encumbrances, except for the following “Permitted Encumbrances,” none of which will be Assumed Liabilities, unless specifically set forth in Schedule 2.2, and none of which will impair Purchaser’s operation of its business using the Purchased Assets: (i) those which arise by operation of law, by any governmental authority for taxes, assessments or charges not yet due and payable or which are being contested in good faith and by appropriate proceedings, (ii) liens of carriers, warehousemen, mechanics, and materialmen incurred in the ordinary course of business for sums not yet due; (iii) pledges or deposits in connection with worker’s compensation, unemployment insurance and other social security legislation as set forth on Schedule 4.3(j), if any; (iv) deposits to secure the performance of any or all of the following: bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business as set forth on Schedule 4.3(j), if any; (v) purchase money security interests as set forth on Schedule 4.3(j) of the Disclosure Schedule, if any; and (vi) conditions and restrictions which are set forth on Schedule 4.3(j) of the Disclosure Schedule. No unreleased mortgage, trust deed, chattel mortgage, security agreement, financing statement or other instrument encumbering any of the Purchased Assets, other than instruments reflecting or creating the Permitted Encumbrances, has been recorded, filed, executed or delivered.

                     (k)        Schedule 4.3(k) of the Disclosure Schedule contains a true and correct list of all insurance policies which are owned by Seller or which name Seller as an insured and which pertain to Seller or Monaco or employees of Seller or Monaco. In the three (3) year period ending on the date hereof, neither Seller nor Monaco has received any written notice from, or on behalf of, any insurance carrier issuing such policies, to the effect that insurance rates will hereafter be substantially increased (except to the extent that insurance rates may be increased for all similarly situated risks), that there will hereafter be no renewal of an existing policy, or that material alteration of any Purchased Asset, purchase of additional equipment, or material modification of any method of conducting the business of Seller, will be required or is suggested.

                     (l)        Schedule 4.3(l) of the Disclosure Schedule describes each: (i) business relationship relating to or in connection with the conduct of Seller (excluding employee compensation and other ordinary incidents of employment) existing on the date of this Agreement between any present or former officer, director, or Affiliate (as defined below) of Seller or Monaco, (collectively “Related Parties” and individually “Related Party”); (ii) transaction relating to or in connection with Seller or Monaco occurring between December 31, 2000, and the date of this Agreement between Seller or Monaco and any Related Party; and (iii) amount owing by or to any of the Related Parties, respectively, to or from Seller or Monaco relating to or in connection with Seller or Monaco. No property or interest in any property (including, without limitation, designs and drawings) which is used in or relates to and is or will be necessary in the present operation of Seller, is presently owned by or leased by or to any Related Party. Neither Seller nor Monaco nor any Related Party, has an interest, directly or indirectly, in any business, corporate or otherwise, which is in competition with Seller. As used herein, an “Affiliate” is any person or entity which controls a party to this Agreement, which that party controls, or which is under common control with that party. “Control” means the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity through voting securities, contract or otherwise.

CONDUCT OF BUSINESS

                     (m)        Except as set forth in Schedule 4.3(m) of the Disclosure Schedule, since December 31, 2000, Seller and Monaco have not:

                                  (i)         sold, assigned, leased, exchanged, transferred, or otherwise disposed of any of their assets or property (including sales and transfers to Related Parties), except for sales of inventory in the usual and ordinary course of business in accordance with the past practices of Seller and Monaco, and assets with an aggregate value of less than Ten Thousand and No/100 Dollars ($10,000.00);

                                  (ii)        suffered any casualty, damage, destruction, or loss, or any material interruption in use, of any material assets or property (whether or not covered by insurance), on account of fire, flood, riot, strike, or other hazard or Act of God;

                                  (iii)       waived any right or canceled or compromised any debt or claim, other than in the ordinary course of business;

                                  (iv)       made (or committed to make) capital expenditures in an amount which exceeds Twenty Thousand and No/100 Dollars ($20,000.00) for any item;

                                  (v)        increased the compensation payable to any employee of Seller or Monaco who has annual salary in excess of Sixty Thousand and No/100 Dollars ($60,000.00);

                                  (vi)       paid or incurred any management or consulting fees greater than Twenty Thousand and No/100 Dollars ($20,000.00);

                                  (vii)      hired or terminated any employee who has an annual salary in excess of Sixty Thousand and No/100 Dollars ($60,000.00);

                                  (viii)     made any material change in accounting methods or principles not disclosed in the Financial Statements; or

                                  (ix)       operated Seller or Monaco other than in the usual and ordinary course.

                     (n)        Except as set forth in Schedule 4.3(n), Seller and Monaco have not suffered or been threatened with (and Seller and Shareholder have no knowledge of any facts which are reasonably likely to cause or result in) any material adverse change in the business, operations, assets or liabilities of Seller, including, without limiting the generality of the foregoing, the existence or threat of any labor dispute, or any material adverse change in, or loss of, any relationship between Seller and any of its key employees.

                     (o)        Except as set forth in Schedule 4.3(o) of the Disclosure Schedule, since December 31, 2000, no “Significant Customer” (as herein defined) has terminated its business relationship with Seller or Monaco, and Seller and Shareholder have no knowledge that a Significant Customer has threatened to hereafter terminate its business relationship with Seller or to limit or alter its business relationship with Seller in any material respect. Seller and Shareholder have no knowledge of any intention of or indication by a “Significant Supplier” (as herein defined) to terminate its business relationship with Seller or to limit or alter its business relationship with Seller in any material respect. As used herein, “Significant Customer” means any customer which purchased Ten Thousand and No/100 Dollars ($10,000.00) or more of goods or services in either of the last two (2) fiscal years from Seller or Monaco. As used herein, “Significant Supplier” means any supplier from whom Seller or Monaco have purchased Ten Thousand and No/100 Dollars ($10,000.00) or more of goods in either of the last two (2) fiscal years. Schedule 4.3(o) contains a list of all significant Customers and Significant Suppliers.

CONTRACTS

                     (p)        Except as set forth on Schedule 4.3(p) of the Disclosure Schedule, Seller is not a party to, or bound by, or the issuer, beneficiary or recipient of, any undischarged written:

                                  (i)         contract for the employment for any period of time whatsoever, or in regard to the employment, or restricting the employment, of any employee;

                                  (ii)        consulting agreement;

                                  (iii)       collective bargaining agreement;

                                  (vi)       plan, policy or contract or arrangement providing for bonuses, options, deferred compensation, retirement payments, severance benefits, profit sharing, medical and dental benefits or the like;

                                  (v)        contract for the purchase of equipment, inventory, or other materials having a price under any such contract in excess of Ten Thousand and No/100 Dollars ($10,000.00) per annum;

                                  (vi)       contract for the sale of any equipment, inventory or other assets in excess of Ten Thousand and No/100 Dollars ($10,000.00), except for sales of inventory in the ordinary course of business;

                                  (vii)      contract or agreement restricting in any manner Seller’s right to compete with, sell to, or purchase from, any other person, or to employ any person, or restricting the right of any other party to compete with Seller, or restricting the ability of any person or entity to employ any of Seller’s employees;

                                  (viii)     secrecy or confidentiality agreement;

                                  (ix)       contract of agency, representation, distribution, dealership, or franchise which cannot be canceled by Seller without payment or penalty upon notice of thirty (30) days or less or which provides exclusive rights to any party;

                                  (x)        contract for the advertisement, display or promotion of any products or services which cannot be canceled by Seller without payment or penalty upon notice of thirty (30) days or less;

                                  (xi)       service contract affecting any of the Purchased Assets where the annual service charge is in excess of Ten Thousand and No/100 Dollars ($10,000.00) and has an unexpired term as of the Closing Date in excess of thirty (30) days;

                                  (xii)      contract, order, pricing, agreement, or quotation for the sale of products or the performance of services which will be assumed by Purchaser which Seller or Shareholder knows, if performed in accordance with its terms, could not be performed by Seller with a positive gross profit (as determined using the accounting principles set forth in Exhibit B), or which could not be performed within the time limits or other terms therein provided, or when actually performed, would result in an obligation (contractual or otherwise) to pay damages;

                                  (xiii)     guaranty, performance, bid or completion bond, or surety or indemnification agreement;

                                  (xiv)     contract with any transportation company;

                                  (xv)      lease or sublease, either as lessee or sublessee, lessor or sublessor, of real or personal property or intangibles, where the lease or sublease provides for an annual rent in excess of Ten Thousand and No/100 Dollars ($10,000.00) and has an unexpired term as of the Closing Date in excess of thirty (30) days;

                                  (xvi)     contracts for the purchase, sale, or removal (as the case may be) of electricity, gas, water, telephone, coal, sewage, power or other utility service;

                                  (xvii)    contract for the treatment or disposal of Hazardous Materials (as defined in Section 4.3(y) hereof);

                                  (xviii)   contracts not specifically enumerated above which provide for the receipt or expenditure by Purchaser after such assignment to Purchaser of more than Ten Thousand and No/100 Dollars ($10,000.00), except agreements for the sale of goods or the rendering of services by Seller in the ordinary course of business; or

                                  (xix)     license or sublicense of any Intellectual Property (as defined below).

        All contracts, leases, subleases and other instruments referred to in this Section, and all other contracts or instruments to which Seller is a party or by which it is bound, are in full force and binding upon the parties thereto. No default by Seller has occurred thereunder and, to Seller’s and Shareholder’s knowledge, no default by the other contracting parties has occurred thereunder. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, would become a default by Seller or, to Seller’s and Shareholder’s knowledge, the other contracting party thereunder. Seller has not released, canceled, compromised, or waived any of its rights or claims under such contracts, leases, subleases or other instruments it has or may have, except in the ordinary course of business. All of Seller’s agreements with sales agents and sales representatives and distributors are terminable by Seller, without cause and without payment or penalty, upon not more than thirty (30) days’ notice. To the extent Seller’s agreements with sales agents or sales representatives or distributors provide rights to the sales agents or sales representatives or distributors, none of such rights conflict with any other rights granted by Seller. To the extent Seller has granted any exclusive rights, in Seller’s and Shareholder’s reasonable business judgment such exclusive rights are not currently materially injurious to the business and operations of Seller, but Seller and Shareholder are not making any representation or warranty as to such judgment with respect to such exclusive rights as concerns the business planned to be conducted by Purchaser. Each of the agreements in 4.3(p)(viii) contain only customary nondisclosure provisions.

                     (q)        Seller is not a party to, or bound by, any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by Seller according to the terms of this Agreement will be a default or an event of acceleration, or grounds for termination, or whereby timely performance by Seller according to the terms of this Agreement may be prohibited, prevented or delayed.

                     (r)        Schedule 4.3(r) of the Disclosure Schedule lists every license, permit, registration, governmental approval and consent applied for, pending by, issued or given to Seller or Monaco, and every agreement with governmental authorities (federal, state, local, or foreign) entered into by Seller or Monaco, which is in effect or has been applied for or is pending (the “Permits”). The Permits constitute all licenses, permits, registrations, approvals, agreements and consents which are required in order to conduct the business of Seller as presently conducted, except where the failure to obtain any such Permit would not adversely affect Seller.

EMPLOYEES

                     (s)        (i)         Neither Seller nor any Affiliate of Seller as determined under Section 414(b), (c), (m), or (o), including Monaco, (“ERISA Affiliate”) of the Internal Revenue Code of 1986, as amended (the “Code”) maintains, administers, or contributes to, nor do employees of Seller or any ERISA Affiliate receive or expect to receive as a condition of employment, benefits pursuant to any: employee pension benefit plan (as defined in Section 3(2) of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”)) (“Pension Plan”); any multi-employer plan as defined in Section 3(37) of ERISA (“Multi-employer Plan”); employee welfare benefit plan (as defined in Section 3(1) of ERISA) (“Welfare Plan”); or bonus, deferred compensation, stock purchase, stock option, salary continuation, incentive plan, or similar policy, practice or arrangement (“Employee Benefit Plan”) other than those described in Section 4.3(s) of the Disclosure Schedule. There are no pending or, to Seller’s or Shareholder’s knowledge, threatened claims against any of the Pension Plans, Welfare Plans, or Employee Benefit Plans by any employee or beneficiary covered under any Pension Plans, Welfare Plans or Employee Benefit Plans or otherwise involving any Pension Plan, Welfare Plan or Employee Benefit Plan (other than routine claims for benefits).

                                  (ii)        All Pension Plans, Welfare Plans and Employee Benefit Plans and any related trust agreements or annuity contracts comply in all material respects with, and are operated in all material respects in accordance with each applicable provision of ERISA, the Code, other Federal statutes, state law (including, without limitation, state insurance law) and the regulations and rules promulgated pursuant thereto or in connection therewith. Neither Seller nor any ERISA Affiliate has any notice or knowledge of any violation of any of the foregoing by any Pension Plan, Welfare Plan, or Employee Benefit Plan. Each Welfare Plan which is a group health plan (within the meaning of Section 5000(b)(1) of the Code) complies in all material respects with and has been maintained and operated in all material respects in accordance with each of the requirements of Section 4980B of the Code, Part 6 of subtitle B of Title I of ERISA. Except as set forth on Section 4.2(s)(ii) of the Disclosure Schedule, a favorable determination as to the qualification under the Code of each of the Pension Plans and each amendment thereto has been made by the Internal Revenue Service (“IRS”), each trust funding Welfare Plans or Pension Plans is and has been tax-exempt, and each Pension Plan and related trust agreement remains qualified under the Code.

                                  (iii)       Neither Seller nor any ERISA Affiliate has incurred any material liability to the Pension Benefit Guaranty Corporation (“PBGC”) as a result of the voluntary or involuntary termination of any Pension Plan which is subject to Title IV of ERISA. There is currently no active filing by Seller or any ERISA Affiliate with the PBGC (and no proceeding has been commenced by the PBGC) to terminate any Pension Plan which is subject to Title IV of ERISA and which has been maintained or funded, in whole or in part, by Seller or any ERISA Affiliate.

                                  (iv)       There are no pending or, to Seller or Shareholder’s knowledge, threatened claims against any of the Pension Plans, Welfare Plans, or Employee Benefit Plans by

any employee or beneficiary covered under any Pension Plans, Welfare Plans, or Employee Benefit Plans or otherwise involving any Pension Plans, Welfare Plans, or Employee Benefit Plans (other than routine claims for benefits).

                                  (v)        With respect to each Pension Plan which is a Multi-employer Plan covering employees of Seller or any ERISA Affiliate: neither Seller nor such ERISA Affiliate would incur any withdrawal liability (as defined in Title IV of ERISA) on a complete withdrawal from each such plan as of the Closing Date without regard to any limitation, reduction or adjustment of liability under Title IV of ERISA or any plan provision based on Title IV of ERISA; and neither Seller nor any ERISA Affiliate has made or suffered a “complete withdrawal” or a “partial withdrawal,” as such terms are defined in Title IV of ERISA;

                     (t)        With respect to employees of Seller:

                                  (i)         there is no pending or, to Seller’s or Shareholder’s knowledge, threatened unfair labor practice charges or employee grievance charges;

                                  (ii)        there is no request for union representation, labor strike, dispute, slowdown or stoppage actually pending or, to Seller’s or Shareholder’s knowledge, threatened;

                                  (iii)       no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and Seller and Shareholder have no knowledge of any existing claims therefor;

                                  (iv)       except as set forth on Schedule 4.3(t) of the Disclosure Schedule, the employment of each of its employees is terminable at will without cost to Seller except for payments required under the terms of Pension Plans, Welfare Plans, and Employee Benefit Plans and payment of accrued salaries or wages and vacation pay. No employee or former employee has any right to be rehired by Seller;

                                  (v)        Schedule 4.3(t) of the Disclosure Schedule contains a true and complete list of all full and part time employees (other than temporary employees) and said list correctly reflects their salaries, wages, other compensation, dates of employment, and positions. Schedule 4.3(t) also contains a list of all such employees whose employment with Seller has terminated since December 31, 2000;

                                  (vi)       both Monaco and Seller have complied with the notice and any other requirements of the Worker Adjustment Retraining Notification Act (“WARN Act”) within the time period required therein, in view of the Reorganization or the Closing, or such compliance is not required because the consummation of such transactions will or do not result in a “plant closing” or “mass layoff” within the meaning of the WARN Act, and Seller and Monaco have complied with the comparable requirements of all other applicable state and local laws pertaining to employees of the business of Seller and Monaco who may be affected by such transactions.

LITIGATION AND CLAIMS

                     (u)        There is no litigation, in law or in equity, and, to the knowledge of Seller and Shareholder, there are no proceedings or governmental investigations before any commission or other administrative authority, pending, or, threatened, against Seller, directly or indirectly, or with respect to the consummation of the transaction contemplated hereby, or the use of the Purchased Assets. Neither Seller nor Shareholder has received any notification of any kind or type of proceeding or investigation whether pending or threatened.

                     (v)        Seller has not made any written warranties with respect to the quality or absence of defects of the products or services which it has sold or performed which are in force as of the date hereof, except for those warranties which are described in Schedule 4.3(v) of the Disclosure Schedule. There are no material claims pending or, to Seller’s or Shareholder’s knowledge, reasonably anticipated or threatened against Seller with respect to the quality of, or absence of defects in such products or services. The Disclosure Schedule sets forth a list of returns of defective products of Seller and Monaco during the period beginning December 31, 2000, and ending on the date of Schedule 4.3(v), and the aggregate dollar amount of credits and allowances for defective products given to customers during said period. Seller and Shareholder have no knowledge or reason to believe that the percentage of products sold and services performed by Seller for which warranties are presently in effect and for which warranty adjustments can be expected during unexpired warranty periods which extend beyond the Closing Date will be higher than the percentage of such products and services which Seller or Monaco have sold and performed for which warranty adjustments have been required in the past. Neither Seller nor Monaco has been required to pay direct, incidental, or consequential damages to any person in connection with any of such products or services at any time during the three (3) year period preceding the date hereof.

                     (w)        Seller is not a party to, or bound by, any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to the properties, assets, personnel, or business activities of Seller or Monaco.

                     (x)        Seller is not in violation in any material respect of, or delinquent in any material respect with respect to, any decree, order or arbitration award or law, statute, or regulation of or agreement with, or Permit from, any federal, state, provincial, county, or local governmental authority (or to which the properties, assets, personnel, business activities of Seller, is subject), including, without limitation, laws, statutes and regulations relating to equal employment opportunities, fair employment practices, occupational health and safety, wages and bonuses, and discrimination.

ENVIRONMENTAL MATTERS

                     (y)        To the knowledge of Seller and Shareholder, except as provided in Schedule 4.3(y), there are no hazardous or toxic or otherwise regulated materials, substances, waste, pollutants, and/or chemicals (hereinafter referred to as “Hazardous Materials”) located on, at, or under the real property owned of record or leased or used by Seller, whether now or in the past (the “Real Property”) which are in violation of or which could cause any liability or responsibility under any federal, state or local laws, ordinances, orders, decrees, agreements or regulations dealing with health, safety, pollution, or protection of the environment (hereinafter referred to as “Environmental Laws”), and regardless of knowledge, there has been no release or threat of release of Hazardous Materials triggering liability under the Massachusetts Oil and Hazardous Material Release Prevention and Response Act on the portion of the Real Property occupied, possessed, or controlled by Seller during Seller’s occupancy, possession, or control.

                                  (i)         To the knowledge of Seller and Shareholder, there are no underground storage tanks (USTs) located upon or directly adjacent to the Real Property nor have any such underground storage tanks been removed previously from the Real Property.

                                  (ii)        All operations at the Real Property conducted by Seller prior to the Closing Date have been conducted in compliance with Environmental Laws, the failure to comply with which would have a material adverse effect on Seller’s business or operations and to Seller’s and Shareholder’s knowledge, no operations at the Real Property are not in compliance with Environmental Laws. No facts, events or conditions relating to the past or present facilities or operations conducted by Seller at the Real Property, or otherwise known to Seller or Shareholder, will prevent, hinder or limit continued compliance with Environmental Laws or give rise to any other liabilities under Environmental Laws.

                                  (iii)       Seller nor Shareholder has received notice of any claimed, alleged, or threatened lawsuits, actions or demands by any federal, state or local governmental agencies or any other third parties under any Environmental Laws, nor is Seller or Shareholder aware of any present discussions or negotiations with any governmental agency or third parties, relating to the handling, storage, generation, disposal, use, or release of any Hazardous Materials at the Real Property, or relating to any disposal or release of Hazardous Materials by Seller or Monaco or their predecessors at offsite locations.

                                  (iv)       Seller has not expressly or by operation of law assumed or undertaken any liability of any other person relating to Environmental Laws.

                                  (v)        All federal, state and local Environmental Permits required to be obtained by Seller for the continued operation or use of the Real Property by Seller consistent with its use prior to the Closing have been obtained. There have not been nor are there currently any violations of such permits, licenses, registrations or authorizations.

                                  (vi)       Seller and Shareholder have provided Purchaser and X-Rite with: (i) copies of any and all Phase I, Phase II, or other environmental reports, studies, documents, inspection reports or notices, investigations, audits, or assessments related to the Real Property of which they have knowledge; (ii) any and all documentation related to the off-site disposal of Hazardous Materials by Seller and its predecessors, and (iii) copies of any and all Environmental Permits related to the operations or use of the Real Property known to Seller or Shareholder.

                     (z)        Intentionally Omitted.

INTELLECTUAL PROPERTY

                     (aa)      Schedule 4.3(aa) of the Disclosure Schedule identifies all of the following owned by, used by, or in which Seller claims any ownership rights: (i) all trademarks (but with respect to nonregistered trademarks only those material to Seller, Monaco, or the Business), service marks, other marks, slogans, trade names, trade dress and the like (collectively the “Trademarks”), together with information regarding any registrations and pending applications to register any such rights; (ii) all documented proprietary formulations, documented methods, documented know-how, and documented trade secrets, including, but not limited to, those related to color profiling solutions and the Business; (iii) all patents on and pending applications to patent any concept, invention, technology, or design; (iv) all registered copyrights, registrations of, and applications to register copyrights; (v) all software code for products marketed and sold by Seller; (vi) all licenses and sublicenses of rights in computer software, Trademarks, patents, patent applications, copyrights, copyright applications, unpatented concepts, inventions, technology, designs, formulations, methods and associated know-how, whether to or by Seller, other than off the shelf and shrink wrap or click through licenses to the extent not assignable; and (vii) domain name registrations, domains, and URLs. The rights required to be scheduled are referred to herein collectively as the “Intellectual Property.” The Intellectual Property listed on Schedule 4.3(aa) constitutes all of the intellectual property of every kind and type that is used by Seller or is necessary to continue the business of Seller as presently conducted other than know-how of the Seller’s employees (which know-how is subject to the agreements listed in Schedule 4.3(bb)), and will be available for use by Purchaser on the same terms and conditions as used by Seller and Monaco, free and clear of all Encumbrances other than Permitted Encumbrances.

                     (bb)      (i)        Seller is the owner of, or duly licensed to use each Trademark and its associated goodwill and each copy of computer software included within the Intellectual Property; (ii) each Trademark registration and application, if any, exists and is valid and has been maintained in good standing to Seller and Shareholder’s knowledge; (iii) each patent application included in the Intellectual Property exists, is owned by or licensed to Seller and has not been abandoned; (iv) each copyright registration and application in the Intellectual Property exists and is owned by Seller; (v) to the knowledge of Seller and Shareholder, no other firm, corporation, association or person claims the right to use, in connection with similar or closely related goods and in the same geographic area, any mark which is identical or confusingly similar to any of the Trademarks; (vi) Seller and Shareholder have no knowledge of any claim or any reason to believe that any third party, including Shareholder and employees of Seller or Monaco, asserts any rights in any of the Intellectual Property and any agreements with employees assigning any Intellectual Property rights to Seller are set forth in Schedule 4.3(bb); (vii) Seller has not received any “cease and desist” letters or any other claims, demands, or complaints of any kind or nature, with respect to Intellectual Property; (viii) Seller and Shareholder have no knowledge of any claim or any reason to believe that Seller’s use of any Intellectual Property or the Purchased Assets infringes any right of any third party; (ix) Seller and Shareholder have no knowledge or any reason to believe that any third party is infringing any of Seller’s rights in any of the Intellectual Property; and (x) none of the Intellectual Property is held in escrow. Seller has exercised reasonable business judgment in protecting the Intellectual Property. Seller and Shareholder have provided Purchaser and X-Rite with access to and an opportunity to photocopy true, complete, and correct copies of all patents, patent applications, and file histories, registrations, applications, licenses, and other agreements related to or included in Intellectual Property. All originals of the same are included in the Purchased Assets.

GENERAL

                     (cc)      Neither Seller nor Monaco nor Shareholder nor, to Seller’s or Shareholder’s knowledge, any of their officers, directors, employees, agents, or representatives has made, directly or indirectly, any bribes or kickbacks, illegal political contributions, payments from funds not recorded on the books and records of Seller or Monaco, payments from funds to governmental officials, in their individual capacities, for the purpose of affecting their action or the action of the government they represent, to obtain favorable treatment in securing business or licenses or to obtain special concessions, or illegal payments from funds to obtain or retain business. Without limiting the generality of the foregoing, neither Seller nor Monaco nor Shareholder has, directly or indirectly made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its employees and sales representatives with respect to such sales.

                     (dd)      The Purchased Assets, including, but not limited to, the Intellectual Property, are adequate to conduct the business of Seller as it is presently being conducted and to the knowledge of Seller and Shareholder proposed to be conducted, except as disclosed in Schedule 4.3(dd) of the Disclosure Schedule.

                     (ee)      The tangible Purchased Assets are in good operating condition and repair (ordinary wear and tear excepted).

                     (ff)      Neither Seller nor Shareholder has attempted to dissuade any present employees, representatives or agents from becoming associated with Purchaser.

                     (gg)      Except as set forth on Schedule 4.3(gg), no agent, broker, finder, investment banker, financial advisor or other similar person will be entitled to any fee, commission, or other compensation in connection with the transactions contemplated by this Agreement, or any attempts to sell the business of Seller or Monaco or the Purchased Assets. Seller and Shareholder shall be solely liable for any fees, costs, and expenses for any person listed on Schedule 4.3(gg).

                     (hh)      The representations and warranties of Seller and Shareholder in this Agreement, and all representations, warranties and statements of Seller and Shareholder contained in any schedule (or attachment to such schedule) or closing document delivered pursuant hereto or in connection herewith, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary in order to make the representations, warranties or statements contained herein or therein not misleading.

                     (ii)      Except as disclosed on Schedule 4.3(ii) of the Disclosure Schedule, Seller, Monaco, and Shareholder have filed all tax returns and reports and similar returns and reports required to be filed by it with the applicable federal, state, local, and foreign authorities within the time period allowed by law (including extensions of time for filing) All such returns and reports are true and correct in all material respects. Seller, Monaco, and Shareholder have paid in full all uncontested taxes, customs, duties, interest, penalties, assessments, or deficiencies shown or due or claimed to be due on such returns and reports, as well as any amounts which do not require any returns or reports. Except as disclosed in Schedule 4.3(ii), there are no contested taxes, customs, duties, interest, penalties, assessments, or deficiencies outstanding for Seller, Monaco, or Shareholder. The amount set forth on the Financial Statements as the accrual for taxes, customs, duties, assessments, and deficiencies is sufficient for the payment of all unpaid federal, estate, local, and foreign taxes, customs, duties, assessments, and deficiencies of Seller, Monaco, and Shareholder. Seller has not waived any statute of limitations in respect of taxes, and has not agreed to any extension of time with respect to a tax assessment or deficiency (which waiver or extension is currently in effect). True and complete copies of all of Seller’s, Monaco’s, and Shareholder’s federal, state, local and foreign income tax returns for the past five (5) years (together with copies of any examination reports of federal, state, local and foreign tax authorities relating thereto) have been furnished to Purchaser. No returns or reports of Seller, Monaco, or Shareholder have been examined by any authority for any past years, nor is any examination currently pending. Monaco and its shareholders properly elected to be treated as a “small business corporation” under the Code, and such election was in effect from January 1, 1994 to June 30, 2003.

                     (jj)      Seller was not formed for the specific purpose of acquiring X-Rite Stock and has Shareholder as its only beneficial owner. Shareholder, the sole owner of Seller, is a natural person with net worth in excess of One Million and No/100 Dollars ($1,000,000.00) and has income in excess of Two Hundred Thousand and No/100 Dollars ($200,000.00) in each of the last two (2) years. Each of Seller and Shareholder is an “accredited investor” as defined in Regulation D under the Securities Act. Seller and Shareholder each represent and warrant that they are acquiring X-Rite stock hereunder with investment intent and not with a view to resale or distribution of such securities. Seller and Shareholder understand and agree that any certificate to be issued by X-Rite will bear the restrictive legend set forth in Schedule 3.3 and the X-Rite Stock received hereunder will be restricted stock. Seller and Shareholder have been advised that any X-Rite Stock it receives pursuant to this Agreement has not been registered or qualified under any federal or state securities law on the grounds that exemptions from such registration or qualification exist.

                     (kk)      the Reorganization will not have an adverse impact on (i) the business or operations of Monaco to be conducted by Seller; (ii) the Purchased Assets; (iii) the consummation of the transactions contemplated by this Agreement; or (iv) to Seller and Shareholder’s knowledge, the business or operations proposed to be conducted by Purchaser. Pursuant to the Reorganization, Seller succeeds to all of the assets and liabilities of Monaco, and Monaco has no right of reversion with respect to the Purchased Assets.

ARTICLE V
CONDITIONS PRECEDENT TO PURCHASER’S AND X-RITE’S
OBLIGATION TO CLOSE

        The obligation of Purchaser and/or X-Rite to close this transaction is expressly subject to satisfaction of the following conditions on or before the Closing Date, any of which may be waived by Purchaser and X-Rite:

        5.1        Performance by Seller and Shareholder. Seller and Shareholder shall have performed and complied with all agreements, covenants, and conditions required by this Agreement to have been performed or complied with by it prior to or at the time of Closing.

        5.2        Accuracy of Representations and Warranties. The representations and warranties made by Seller and Shareholder herein shall be true, complete, and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of such date.

        5.3        Validity of Documents. The instruments executed and delivered to Purchaser and X-Rite by Seller and Shareholder pursuant to this Agreement shall be valid in accordance with their terms, and effectively vest in Purchaser good and marketable title to the Purchased Assets as contemplated by this Agreement, free and clear of any Encumbrances, except the Permitted Encumbrances and other Encumbrances expressly permitted in writing by an appropriate representative of Purchaser.

        5.4        Employment Agreements. Purchaser and Shareholder shall have entered into an employment agreement in the form of Exhibit I hereto (the “Executive Employment Agreement”) and Purchaser and those employees listed on Schedule 5.4 to this Agreement shall have executed employment agreements satisfactory to Purchaser (the “Employee Employment Agreements”). The Seller shall terminate its employees as of the Closing Date and any employee pension plans or 401(k) and profit sharing plans as of the day immediately preceding the Closing Date, in accordance with the terms of the Plan and applicable law, and shall cause account balances of employees participating therein to be distributed in accordance with the terms of such plan and applicable law.

        5.5        Absence of Litigation. No litigation, administrative procedure, or administrative investigation shall have been commenced or threatened against Purchaser, X-Rite, Seller, or Shareholder challenging or seeking to enjoin the consummation of any transaction contemplated in this Agreement, or seeking to impose upon Purchaser or X-Rite any liabilities or obligations not otherwise contemplated under this Agreement or which in the reasonable judgment of Purchaser or X-Rite would make it undesirable to consummate the transactions contemplated herein.

        5.6        Disclosure Schedule Update. The Disclosure Schedule provided by Seller and Shareholder herein, updated to the Closing Date, shall be correct in all material respects on and as of the Closing Date.

ARTICLE VI
CONDITIONS PRECEDENT TO SELLER’S AND SHAREHOLDER’S
OBLIGATION TO CLOSE

        The obligation of Seller and Shareholder to close this transaction is subject to the following conditions on or before the Closing Date, any of which may be waived by Seller and Shareholder:

        6.1        Purchaser’s and X-Rite’s Performance. Purchaser and X-Rite shall have performed and complied with all agreements and conditions required by this Agreement to have been performed or complied with by it prior to or at the time of Closing.

        6.2        Accuracy of Representations and Warranties. The representations and warranties made by Purchaser and X-Rite herein shall be true, complete, and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of such date.

        6.3        Absence of Litigation. No litigation, administrative procedure, or administrative investigation shall have been commenced or threatened against Purchaser, X-Rite, Seller, or Shareholder challenging or seeking to enjoin the consummation of any transaction contemplated in this Agreement.

ARTICLE VII
CLOSING

        7.1        Closing. The transaction contemplated herein shall be closed (the “Closing”) at the offices of Varnum, Riddering, Schmidt & Howlett LLP, Bridgewater Place, 333 Bridge Street, N.W., Grand Rapids, Michigan 49504, effective as of July 1, 2003 (the “Closing Date”) and will be deemed effective at the start of business on the Closing Date. At or before the Closing, the parties shall deliver the documents and shall perform the acts which are set forth in this Article VII.

        7.2        Purchaser's Deliveries. Purchaser shall execute and/or deliver to Seller all of the following:

                     (a)         .....the Purchase Price as provided in Section 3.3, with cash amounts being paid by wire transfer to a bank account designated in writing by Seller in immediately available funds;

                     (b)        a certified copy of Purchaser's Articles of Incorporation;

                     (c)        a certificate of good standing of Purchaser, issued not earlier than ten (10) days prior to the Closing Date by the Michigan Department of Consumer and Industry Services;

                     (d)        the written opinion of Varnum, Riddering, Schmidt & Howlett LLP, counsel to Purchaser, addressed to Seller and Shareholder substantially in the form of Exhibit E attached hereto;

                     (e)        a closing certificate duly executed by Purchaser pursuant to which Purchaser shall certify to Seller and Shareholder as to the matters set forth in Sections 6.1 and 6.2 hereof;

                     (f)        a certificate of the Secretary of Purchaser, certifying that the attached copies of Purchaser’s bylaws and resolutions of the board of directors authorizing the execution and delivery of this Agreement and the transactions contemplated hereby are true, correct and complete and are each in full force and effect and have not been amended or modified;

                     (g)        an Instrument of Assumption pursuant to which the Purchaser assumes the Assumed Liabilities;

                     (h)        the Escrow Agreement;

                     (i)        the Executive Employment Agreement and the Employee Employment Agreements;

                     (j)        each of the Purchaser's Ancillary Documents to which it is a party;

                     (k)        without limitation by the specific enumeration of the foregoing, all other documents required from Purchaser to consummate the transaction contemplated hereby; and

                     (l)        a lease assignment, concerning Purchaser’s occupancy of space in Seller’s facility, in the form of Exhibit F attached hereto.

        7.3        Seller’s and Shareholder’s Deliveries. Seller and Shareholder shall deliver to Purchaser and X-Rite physical possession of all tangible Purchased Assets, and shall execute (where applicable in recordable form) and/or deliver or cause to be executed and/or delivered to Purchaser and X-Rite all of the following:

                     (a)        a bill of sale conveying all of the Inventory, Equipment, and other personal property included in the Purchased Assets to Purchaser, free and clear of all Encumbrances other than Permitted Encumbrances and containing the warranties of title set forth in this Agreement;

                     (b)        an assignment to Purchaser of its interest in all of the Purchased Assets, other than the Inventory, Equipment, and the other personal property specified in Section 7.3(a) above, along with the original instruments (if any) representing, evidencing or constituting the same, free and clear of all Encumbrances other than Permitted Encumbrances and containing the warranties of title set forth in this Agreement. To the extent necessary in the opinion of Purchaser’s counsel, Seller shall also execute and deliver (in recordable form where required) separate assignments of any of the Purchased Assets, and where applicable, in the form required by the applicable governmental agencies, insurance companies, customers, lessors, and other parties with whom the assignments must be filed;

                     (c)        the written opinion of counsel of Seller and Shareholder, addressed to Purchaser, in substantially the form of Exhibit G attached hereto;

                     (d)        releases of all Encumbrances in any of the Purchased Assets other than with respect to Permitted Encumbrances, including, without limitation, UCC-3 termination statements or confirmation from the holders of such Encumbrances that such releases will be provided upon consummation of the Closing, in a form satisfactory to Purchaser and X-Rite in their sole and reasonable discretion;

                     (e)        certificates of title or origin (or like documents) with respect to all the Purchased Assets for which a certificate of title or origin is required in order for title thereto to be transferred to Purchaser;

                     (f)        without limitation by the specific enumeration of the foregoing all other documents reasonably required from Seller and Shareholder to consummate the transaction contemplated hereby;

                     (g)        a lease assignment, concerning Purchaser’s occupancy of space in Seller’s facility, in the form attached hereto as Exhibit F;

                     (h)        the Escrow Agreement;

                     (i)        the Executive Employment Agreement;

                     (j)        the Employee Employment Agreements;

                     (k)         .....a closing certificate duly executed by each of Seller and Shareholder pursuant to which each of Seller and Shareholder shall certify to Purchaser and X-Rite as to the matters set forth in Sections 5.1 and 5.2 hereof; and

                     (l)        a certificate of the Secretary of Seller, certifying that the attached copies of Seller’s Certificate of Trust, Agreement and Declaration of Trust and resolutions of the Regular Trustees authorizing the execution and delivery of this Agreement and the transactions contemplated hereby are true, correct and complete and are each in full force and effect and have not been amended or modified;

        7.4        X-Rite's Deliveries. X-Rite shall execute and/or deliver to Seller all of the following:

                     (a)        a certified copy of X-Rite's Articles of Incorporation;

                     (b)        a certificate of good standing of X-Rite, issued not earlier than ten (10) days prior to the Closing Date by the Michigan Department of Consumer and Industry Services; and

                     (c)        the written opinion of Varnum, Riddering, Schmidt & Howlett LLP, counsel to X-Rite, addressed to Seller and Shareholder, in substantially the form of Exhibit H attached hereto.

                     (d)        a closing certificate duly executed by X-Rite pursuant to which X-Rite shall certify to Seller and Shareholder as to the matters set forth in Sections 6.1 and 6.2 hereof;

                     (e)        a certificate of the Secretary of X-Rite, certifying that the attached copies of X-Rite’s bylaws and resolutions of the board of directors authorizing the execution and delivery of this Agreement and the transactions contemplated hereby are true, correct and complete and are each in full force and effect and have not been amended or modified;

                     (f)        the Escrow Agreement;

                     (g)        each of the Purchaser's Ancillary Documents to which it is a party;

                     (h)        without limitation by the specific enumeration of the foregoing, all other documents required from X-Rite to consummate the transaction contemplated hereby; and

                     (i)        the Purchase Price as provided in Section 3.3, but only to the extent not delivered by Purchaser pursuant to Section 7.2(a) of this Agreement.

ARTICLE VIII
POST-CLOSING AGREEMENTS

        8.1        Post-Closing Agreements. From and after the Closing, the parties shall have the respective rights and obligations which are set forth in the remainder of this Article VIII.

        8.2        Certain Assignments. Any other provision of this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to transfer or assign, or a transfer or assignment of, any claim, contract, lease, Permit, commitment, sales order or purchase order, or any benefit arising thereunder or resulting therefrom, if an attempt at transfer or assignment thereof without the consent required or necessary for such assignment, would constitute a breach thereof or in any way adversely affect the rights of Purchaser or Seller thereunder. If such a consent or agreement to transfer or assign is not obtained for any reason, Purchaser and Shareholder and Seller shall cooperate in any arrangement Purchaser may reasonably request to provide for Purchaser, to the extent practicable, the benefits under such claim, contract, lease, Permit, commitment or order.

        8.3        Use of Trademarks; References to Seller. Seller shall cease to use and shall not license or permit any third party to use the name “Monaco,” or any name, slogan, logo or trademark which is similar or deceptively similar to any of the Trademarks, for any purpose.

        8.4        Employees. Purchaser shall offer employment to those employees of Seller, listed in Schedule 8.4 of the Disclosure Schedule on terms and conditions established by Purchaser in its sole discretion (“Transferred Employees”). In offering employment to the Transferred Employees, Purchaser will offer such employees: (a) three (3) weeks paid vacation annually (prorated for calendar year 2003); (b) eligibility under X-Rite’s 401(k) plan and Employee Stock Purchase Plan with full credit for employment service with Seller; (c) immediate eligibility for X-Rite profit sharing plan as applicable to its subsidiaries; and (d) health and dental benefits provided through Blue Cross/Blue Shield of Massachusetts and Fortis Benefit Insurance Company similar to that provided to the Transferred Employees by Seller notwithstanding any existing conditions; provided, however, the Transferred Employees were previously validly insured by Seller and agree to execute a non-disclosure agreement and noncompetition agreement in a form reasonably satisfactory to Purchaser. Purchaser will also undertake the alternative procedure under Revenue Procedure 96-60 with respect to the Transferred Employees for purposes of FICA, FUTA, and federal income tax withholding and reporting, provided Purchaser does not incur any liability or obligation for any matters prior to the Closing Date. For a period of five (5) years commencing on the Closing Date, Seller and Shareholder shall not take any actions which are reasonably calculated to persuade any salaried, technical or professional employees, representatives or agents of Purchaser or X-Rite to terminate their association with Purchaser or X-Rite.

        8.5        Accounts Receivable. In the event Seller shall receive any instrument of payment of any of the Accounts Receivable, Seller shall deliver it within three (3) business days to Purchaser, by wire transfer as to any cash received, endorsed where necessary, without recourse, in favor of Purchaser. At the request of Purchaser, Shareholder shall assist Purchaser in the collection of Accounts Receivable, at no expense to Purchaser.

        8.6        Third-Party Claims. The parties shall cooperate with each other with respect to the defense of any claims or litigation made or commenced by third parties subsequent to the Closing Date which are not subject to the indemnification provisions contained in Article IX, provided that the party requesting cooperation shall reimburse the other party for the other party’s reasonable out-of-pocket costs and expenses of furnishing such cooperation.

        8.7        Sales and Transfer and Other Taxes and Fees. Seller shall pay when due from assets other than the Purchased Assets, all sales taxes and/or use taxes, recording fees, personal property title application fees, patent and trademark assignment registration fees, real property transfer taxes and fees and all other taxes and fees on transfer of the Purchased Assets arising by virtue of the sale of the Purchased Assets to Purchaser (“Transfer Taxes”) that are primarily imposed upon Seller under the provisions of applicable law. Purchaser shall pay when due all Transfer Taxes that are primarily imposed upon Purchaser under the provisions of applicable law. Each party bearing any such liability for Transfer Taxes shall, at its own expense, properly complete, sign, and timely file any and all returns required in connection with such Transfer Taxes and, if required by applicable law, the other party shall join in the execution of any such returns.

        8.8        Covenant Not to Compete. As an inducement for the parties to enter into this Agreement:

        Seller and Shareholder agree that:

                     (a)        For a period which is the later of five (5) years after the Closing Date or three (3) years after termination of Shareholder’s employment with Purchaser, X-Rite, or any of their affiliates, Seller and Shareholder shall not do any one or more of the following, directly or indirectly:

                                  (i)         engage or participate in the ownership, management, financing, control, or other activity of any business, directly or indirectly, anywhere in the world whether as an owner, partner, principal, shareholder, joint venturer, lender, investor, manager, agent, employee, consultant or otherwise (without limitation by the specific enumeration of the foregoing) which is in (A) any color measurement or color management markets in which X-Rite, Purchaser, or any of their affiliates are now selling or will be selling at any time during

Shareholder’s employment with Purchaser, X-Rite, or their affiliates, (B) any markets into which Monaco, X-Rite, or any of their affiliates are now selling or are selling any time in the period which is the greater of two (2) years from the date hereof or Shareholder’s term of employment with Purchaser, X-Rite, or any of their affiliates, or (C) any markets for which Monaco, X-Rite, or any of their affiliates have products or services under development now or any time during the period which is the greater of two (2) years from the date hereof or Shareholder’s term of employment with Purchaser, X-Rite, or any of their affiliates

                                  (ii)        provide consulting or other services of any kind or type for any such business;

                                  (iii)       solicit any customer of Purchaser or X-Rite or any of their affiliates, including any customer which has been a customer of Seller or Monaco or any of their affiliates in the preceding five (5) years, to purchase any products and/or services of Purchaser, X-Rite, or any of their affiliates from any source other than Purchaser, X-Rite, or any of their affiliates, or to encourage them not to do business with Purchaser, X-Rite, or any of their affiliates; and/or

                                  (iv)       solicit, encourage, or facilitate employees of Purchaser or X-Rite or their affiliates to terminate their employment with Purchaser, X-Rite, or their affiliates.

                     (b)        Seller and Shareholder recognizes that the territorial, time and scope limitations set forth in this Section 8.8 are reasonable and are required for the protection of Purchaser and in the event that any such territorial, time or scope limitation is deemed to be unreasonable by a court of competent jurisdiction, Purchaser and Seller agree to the reduction of either or any of said territorial, time or scope limitations to such an area, period or scope as said court shall deem reasonable under the circumstances. Shareholder is not prohibited by this Section 8.8, however, from owning stock of any corporation whose shares are publicly traded so long as that ownership is in no case more than one percent (1%) of such shares of the corporation.

      8.9        Disclosure of Confidential Information.

                     (a)        As a further inducement for Purchaser and X-Rite to enter into this Agreement, Seller and Shareholder, jointly and severally, agree that Seller and Shareholder shall not, without the prior written approval of Purchaser and X-Rite, use for their own benefit or the benefit of any party other than Purchaser or X-Rite or disclose to any person, firm or corporation other than Purchaser or X-Rite (other than as required by law) any Confidential Information (as defined herein). Intending that the term shall be broadly construed to include anything protectible under applicable law, “Confidential Information” means all information, and all documents and other tangible items which record information, which at the time or times concerned is protectible as a trade secret under applicable law, including, without limitation, the following especially sensitive types of information with respect to Seller or Monaco:

                                  (i)         product development and marketing plans and strategies;

                                  (ii)        unpublished drawings, manuals, know-how, production techniques, proprietary formulas, research in progress, and the like;

                                  (iii)       the identity, purchase and payment patterns of, and special relations with, customers;

                                  (iv)       the identity, net prices and credit terms of, and special relations with, suppliers; and

                                  (v)        proprietary software and business records.

        Confidential Information shall not include information of the foregoing description which was in the public domain or is no longer confidential, which is disclosed to Seller or Shareholder by a third party not having a duty to not disclose such information, which was independently developed by Shareholder after termination of employment with Monaco, Seller, Purchaser, X-Rite, or any affiliate of Purchaser or X-Rite, and information as to which disclosure is required by law (but only to the minimum extent required by law) or is or was approved for release by written authorization of an authorized representative of Purchaser or X-Rite. Seller and Shareholder shall immediately advise Purchaser and X-Rite of any request, including a subpoena or similar legal inquiry to disclose any such Confidential Information, so that Purchaser and X-Rite can seek appropriate legal relief.

        8.10      Injunctive Relief. The parties hereto specifically recognize that any breach of Sections 8.8 or 8.9 will cause irreparable injury to Purchaser and X-Rite and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable remedies under any other provisions of this Agreement), the parties hereto agree that in the event of any such breach, Purchaser and X-Rite shall be entitled to injunctive relief in addition to such other legal and equitable remedies that may be available.

        8.11      Further Assurances. The parties shall execute such further documents, and perform such further acts, as may be necessary to transfer and convey the Purchased Assets to Purchaser and for Purchaser to assume the Assumed Liabilities, on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the transaction contemplated hereby.

        8.12      Corporate Actions. X-Rite agrees to take all necessary actions to ensure that a sufficient number of shares of X-Rite Stock are reserved for issuance to Seller in accordance with the terms of this Agreement, such that when the shares of X-Rite Restricted Stock are to be delivered to Seller in accordance with the terms of this Agreement, the shares will be duly authorized, validly issued, fully paid and nonassessable.

        8.13      Purchaser Obligations. Purchaser hereby covenants to pay all liabilities and obligations relating to the Purchased Assets which are incurred by Purchaser on or after Closing and all liabilities and obligations for wages, accident, disability or workers’ compensation insurance or benefits, benefits under the Purchaser’s employee benefits plans, including, without limitation, group health insurance claims made with respect to medical expenses which are incurred following the Closing, or other obligations related to or resulting from the Purchaser’s employment of its employees, including Transferred Employees, from and after the date of the Closing, provided such obligations do not arise solely because Purchaser is deemed a successor to Seller.

ARTICLE IX
INDEMNIFICATION

        9.1        General. From and after the Closing, the parties shall indemnify each other as provided in this Article IX. No specifically enumerated indemnification obligation with respect to a particular subject matter as set forth below shall limit or affect the applicability of a more general indemnification obligation as set forth below with respect to the same subject matter.

        9.2        Certain Definitions. As used in this Agreement, the following terms shall have the indicated meanings:

                     (a)        “Damages” shall mean all liabilities, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation, reasonable attorneys’, accountants’, investigators’, and experts’ fees and expenses, sustained or incurred in connection with the defense or investigation of any demands, claims, actions or causes of action, suit, regulatory, legislative or judicial proceedings or investigations or like matter asserted or threatened;

                     (b)        “Indemnified Party” shall mean a party hereto who is entitled to indemnification from another party hereto pursuant to this Article IX;

                     (c)        “Indemnifying Party” shall mean a party hereto who is required to provide indemnification under this Article IX to another party hereto;

                     (d)        “Third Party Claim” shall mean any demand, claim, action or cause of action, suit, regulatory, legislative, or judicial proceeding or investigation or like matter which is asserted or threatened by a party other than the parties hereto, their successors and permitted assigns, against any Indemnified Party or to which an Indemnified Party is subject.

        9.3        Indemnification Obligations of Seller and Shareholder. Seller and Shareholder shall, jointly and severally, indemnify Purchaser and X-Rite against, and hold them harmless from all Damages resulting from, or arising out of, or by virtue of:

                     (a)        any inaccuracy in, or breach of any representation or warranty made by Seller or Shareholder in this Agreement or in any closing document delivered to Purchaser or X-Rite in connection with this Agreement;

                     (b)        any breach by Seller or Shareholder of, or failure by Seller or Shareholder to comply with any of its covenants or obligations under this Agreement (including, without limitation, its obligations under this Article IX);

                     (c)        the failure to discharge when due any liability or obligation of Seller not assumed by Purchaser that is asserted against Purchaser, X-Rite, or the Purchased Assets, including, but not limited to, by reason of Seller’s or Monaco’s operation of its business prior to the Closing Date whether or not disclosed to Purchaser or X-Rite;

                     (d)        the cost of perfecting title to any of the Purchased Assets and the amount of any undisclosed Encumbrance on any of the Purchased Assets existing on the Closing Date other than Permitted Encumbrances;

                     (e)        any violation or claim under, arising from, or relating to federal and state wage and hour laws;

                     (f)        the failure to collect all of the Accounts Receivable, net of the agreed upon reserve set forth in the post-closing balance sheet prepared pursuant to Exhibit D, within one hundred twenty (120) days of the Closing Date; and

                     (g)        the Reorganization, including (without limitation) the formation of Monaco Systems, LLC and Seller; the merger of Monaco with and into Monaco Systems, LLC; and the merger of Monaco Systems, LLC with and into Seller preceding the sale of the Purchased Assets or otherwise.

        9.4        Purchaser's Indemnification Covenants. Purchaser and X-Rite, jointly and severally, shall indemnify Seller and Shareholder against, and hold them harmless from all Damages resulting from, or arising out of, or by virtue of:

                     (a)        any inaccuracy in, or breach of any representation or warranty made by Purchaser or X-Rite in this Agreement or in any closing document delivered to Seller or Shareholder in connection with this Agreement;

                     (b)        any breach by Purchaser or X-Rite of, or failure by Purchaser or X-Rite to comply with any of its covenants or obligations under this Agreement (including, without limitation, its obligations under this Article IX);

                     (c)        the failure to discharge when due any Assumed Liability;

                     (d)        the failure to discharge when due any liability or obligation of Purchaser that is asserted against Seller or Shareholder by reason of Purchaser’s operation of the business after the Closing Date (provided such liability is not due solely to the fact that Purchaser is deemed a successor to Seller); and

                     (e)        the collection of Accounts Receivable in excess of the Accounts Receivable, net of the agreed upon reserve set forth in the post-closing balance sheet prepared pursuant to Exhibit D.

        9.5        Limitations on Seller’s and Shareholder’s Indemnification Obligations. Seller’s and Shareholder’s obligations pursuant to the provisions of Section 9.3 are subject to the following limitations, as well as the procedures set forth in Section 9.7:

                     (a)        Purchaser and X-Rite shall not be entitled to recover under Section 9.3(a) until the total amount which Purchaser would recover under Section 9.3(a) equals or exceeds Forty Thousand and No/100 Dollars ($40,000.00), in which event Purchaser and X-Rite shall be entitled to recovery for all amounts in excess thereof;

                     (b)        Purchaser and X-Rite shall not be entitled to recover under Section 9.3 unless a claim has been asserted by written notice specifying the details of the alleged misrepresentation, breach or failure, delivered to Seller on or before twenty-six (26) months after the Closing Date, except as set forth in Section 9.5(d);

                     (c)        Purchaser and X-Rite shall not be entitled to recover under Section 9.3 in the event Damages already received by Purchaser or X-Rite from Seller or Shareholder are in excess of the aggregate amounts paid under Section 3.3 above (i.e., up to Seven Million Three Hundred Thousand and No/100 Dollars ($7,300,000.00), and each share of X-Rite Restricted Stock received hereunder); and

                     (d)        Notwithstanding anything to the contrary, Purchaser and X-Rite shall be entitled to recover under the indemnification provisions of Section 9.3, until the expiration of any applicable statutes of limitation, with respect to a misrepresentation or breach of a warranty under Sections 4.3(a), 4.3(c), 4.3(j), 4.3(s), 4.3(y), 4.3(ii), and 4.3(jj).

        9.6        Limitations on Purchaser’s and X-Rite’s Indemnification Obligations. Purchaser’s and X-Rite’s obligations pursuant to the provisions of Section 9.4 are subject to the following limitations, as well as the procedures set forth in Section 9.7:

                     (a)        Seller and Shareholder shall not be entitled to recover under Section 9.4(a) until the total amount which Seller and Shareholder would recover under Section 9.4(a) equals or exceeds Forty Thousand and No/100 Dollars ($40,000.00), in which event Seller and Shareholder shall be entitled to recovery for all amounts in excess thereof; and

                     (b)        Seller and Shareholder shall not be entitled to recover under Section 9.4 unless a claim has been asserted by written notice, specifying the details of the alleged misrepresentation, breach of warranty or other breach or failure to comply, delivered to Purchaser on or prior to twenty-six (26) months after the Closing Date;

                     (c)        Seller and Shareholder shall not be entitled to recover under Section 9.4 in the event Damages already received by Seller or Shareholder from Purchaser or X-Rite are in excess of the amounts paid under Section 3.3 above; and

                     (d)        Notwithstanding anything to the contrary, Seller and Shareholder shall be entitled to recover under the indemnification provisions of Section 9.4, until the expiration of any applicable statutes of limitation, with respect to a misrepresentation or breach of warranty under Sections 4.2(a) and 4.2(b).

        9.7         Third Party Claims Procedures.

                     (a)        If either party shall receive notice of a Third Party Claim, the party receiving the notice of the Third Party Claim shall notify the other party of its existence, within thirty (30) days of receiving such notice (i) setting forth with reasonable specificity the facts and circumstances of which such party has received notice, and, if the party giving such notice is an Indemnified Party, and (ii) specifying the basis hereunder upon which the Indemnified Party’s claim for indemnification is asserted; provided, however, that failure by the Indemnified Party to give such notice shall not relieve Indemnifying Party from any liability it shall otherwise have pursuant to this Agreement except to the extent Indemnifying Party is actually prejudiced by such failure. Upon the giving of any such notice, the remaining provisions of this Section 9.7 shall apply.

                     (b)        The Indemnifying Party shall have a period of twenty (20) days from the date of receipt of any notice from the Indemnified Party within which to respond thereto. If the Indemnifying Party does not respond within such twenty (20) day period, the Indemnifying Party shall be deemed to have accepted responsibility for such indemnity. The indemnification period provided for herein shall be tolled for a particular claim for the period beginning on the date the Indemnifying Party receives written notice of that claim until the final resolution of such claim.

                     (c)        Subject to the remainder of this Section 9.7(c), the Indemnifying Party shall have the right, at its option, to be represented by counsel of its choice and to assume the defense or otherwise control the handling of any claim, suit, judgment or matter for which indemnity is sought, which is set forth in any notice sent by the Indemnified Party, by notifying the Indemnified Party in writing to such effect within twenty (20) days of receipt of such notice. If the Indemnifying Party does not give timely notice in accordance with the preceding sentence, the Indemnifying Party shall be deemed to have determined that it does not wish to control the handling of such claim, suit or judgment. The Indemnified Party shall have the right to be represented by counsel at its own expense in any contest, defense, litigation or settlement conducted by the Indemnifying Party, provided that the Indemnified Party shall be entitled to reimbursement therefor if the Indemnifying Party shall lose its right to contest, defend, litigate and settle the Third Party Claim as provided in the preceding sentence. In the event the Indemnifying Party elects to assume the defense of or otherwise control the handling of any such claim, suit, judgment or matter for which indemnity is sought, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all Damages associated with the Third Party Claim or the defense thereof, notwithstanding the fact that the Indemnifying Party may not have been so liable to the Indemnified Party had the Indemnifying Party not elected to assume the defense of or to otherwise control the handling of such claim, suit, judgment or other matter.

                     (d)        All expenses (including attorneys’ fees) incurred by the Indemnifying Party in connection with the foregoing shall be paid by the Indemnifying Party. If an Indemnified Party is entitled to indemnification against a Third Party Claim, and the Indemnifying Party fails to accept a tender of, or assume the defense of a Third Party Claim pursuant to this Section 9.7, or if, in accordance with the foregoing, the Indemnifying Party shall lose its right to contest, defend, litigate and settle such a Third Party Claim, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle is given to the Indemnifying Party. If, pursuant to this Section 9.7, the Indemnified Party so contests, defends, litigates or settles a Third Party Claim, for which it is entitled to indemnification hereunder as hereinabove provided, the Indemnified Party shall be reimbursed by the Indemnifying Party for the reasonable attorneys’ fees and other expenses of defending, contesting, litigating and/or settling the Third Party Claim which are incurred from time to time, forthwith following the presentation to the Indemnifying Party of itemized bills for said attorneys’ fees and other expenses.

                     (e)        The parties shall cooperate in the defense of any such claim or litigation and each shall make available all books and records which are relevant in connection with such claim or litigation.

        9.8        Set-Off. Notwithstanding the foregoing, Purchaser and X-Rite shall have the right to apply any or all of the amount of any obligations owed to it by Seller or Shareholder against the unpaid or unvested portion of the Purchase Price it may owe to Seller or Shareholder, with fifty percent (50%) of shares of X-Rite Restricted Stock being valued at the Average Price of X-Rite Restricted Stock on the Closing Date and the other fifty percent (50%) of shares of X-Rite Restricted Stock being valued at the Average Price of X-Rite Restricted Stock on the date the amount owed by Seller or Shareholder to X-Rite becomes fixed.

ARTICLE X
MISCELLANEOUS

        10.1      Publicity. Except as otherwise required by law, press releases and other publicity concerning this transaction prior to the Closing Date shall be made only with the prior agreement of Seller and Purchaser.

        10.2      Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by e-mail, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand, by facsimile, by e-mail, or by nationally recognized private courier shall be deemed given on the first business day following receipt; provided, however, that a notice delivered by facsimile or e-mail shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days after such delivery. All notices shall be addressed as follows:

If to Purchaser, addressed to:
Corporate Secretary X-Rite, Incorporated 3100 44th Street, S.W. Grandville, MI 49319
With a copy to:
Joseph B. Levan Varnum, Riddering, Schmidt & Howlett LLP P.O. Box 352 Grand Rapids, MI 49501-0352
If to Seller or Shareholder, addressed to:
George Adam 37 Smithshire Estates Andover, MA 01810
With a copy to:
Steven R. London Brown Rudnick Berlack Israels LLP One Financial Center Boston, MA 02111

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 10.2.

        10.3      Expenses. Except as set forth in Section 8.10 and Article IX, each party hereto shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby, including, without limitation, financial advisors’, investment banker’s, broker’s, attorneys’, accountants’ and other professional fees and expenses.

        10.4      Entire Agreement. This Agreement and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties. Each exhibit, schedule and the Disclosure Schedule, shall be considered incorporated into this Agreement. Any amendments, or alternative or supplementary provisions to this Agreement, must be made in writing and duly executed by an authorized representative of each of the parties hereto.

        10.5      Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

        10.6      Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

        10.7      Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

        10.8      Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the state of Michigan applicable to contracts made in that State, without regard to conflict of laws principles.

        10.9      Arbitration. Any dispute arising between the parties arising from, relating to, or with respect to this Agreement (excluding Sections 8.10 and 8.11) shall be resolved exclusively by arbitration in accordance with the Rules for Commercial Arbitration of the American Arbitration Association. The arbitration shall be conducted, without benefit of discovery, in Cleveland, Ohio. The arbitration award shall be final and binding on the parties, enforceable in any Michigan Circuit Court or other court of competent jurisdiction, and the arbitration panel shall determine which party is the prevailing party, and that party shall be entitled to receive from the other party, all of its costs and expenses associated with the arbitration proceedings, including attorneys’ fees.

        10.10    Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto, and their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

        10.11    Assignability. This Agreement shall not be assignable by any party without the prior written consent of the other parties, except that Purchaser may assign its rights and delegate its duties under this Agreement to any third party in connection with the sale of Purchaser or the sale of substantially all of Purchaser’s assets (including Seller), provided that Purchaser shall give written notice to Seller prior to any such assignment, and provided further that no such assignment shall in any way diminish the rights and remedies or increase the liabilities of Seller, and no such assignment shall relieve Purchaser of any of its liabilities under this Agreement. Notwithstanding the foregoing, upon Seller’s written request, accompanied by appropriate evidence of authority, X-Rite agrees to instruct the transfer agent for X-Rite Stock to allow Seller to transfer all or any of the shares of X-Rite Restricted Stock issued to Seller pursuant to Section 3.3 of this Agreement to Shareholder, or a grantor trust under which Shareholder retains the right to revoke or amend the trust at any time (but only if, in the opinion of counsel for X-Rite, issuance of shares to such trust will not result in X-Rite no longer being able to qualify for the registration exemption set forth in Section 4(2) of the Securities Act with respect to its issuance of X-Rite Stock deliverable in connection with this Agreement, and the transfer of X-Rite Stock from Seller to such trust is otherwise exempt from the registration requirements of the Securities Act and any applicable state securities laws), and agrees to take all other actions reasonably necessary to cause such transfer agent to effect such transfer, provided that (i) such X-Rite Restricted Stock will remain subject to any applicable vesting requirements and will continue to have appropriate restrictive legends, (ii) Seller and Shareholder shall each reaffirm to X-Rite, in writing, the representations and warranties set forth in Section 4.3(jj) of this Agreement, (iii) each share of X-Rite Restricted Stock proposed to be transferred by Seller to Shareholder pursuant to this Section 10.11 shall have been continuously held by Seller from the date of original issue by X-Rite to Seller, (iv) in the opinion of counsel for X-Rite, no amendment or other change to the federal securities laws (including, without limitation, the Securities Act, the rules and regulations promulgated by the SEC pursuant to the Securities Act, and any judicial, administrative, or other interpretation of the Securities Act or any of such rules) has occurred that would cause either such proposed transfer or the issuance of X-Rite Restricted Stock to Seller pursuant to this Agreement to no longer qualify for an exemption from registration under the Securities Act and/or any applicable state securities laws; and (v) the transferee will execute any and all documents reasonably requested.

        10.12    Amendments. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

        10.13    Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

        10.14    X-Rite’s Obligations. X-Rite hereby guarantees the obligations of Purchaser relating to the payment of the purchase price and manner of payment provided for in Article III of this Agreement.

        10.15    Access. Seller and Shareholder shall provide Purchaser and X-Rite reasonable access to any and all books and records of Seller and Monaco not included in the Purchased Assets for a period of seven (7) years.

        10.16    Construction. This Agreement has been negotiated at arms-length among the parties, and each of the parties has been represented by legal counsel. Accordingly, each of the parties shall be deemed to have participated in the preparation of this Agreement and this Agreement shall not be construed more strictly against any one party than the other parties.

        10.17    Trustee Exculpation. Seller is an unincorporated statutory business trust organized under the laws of the Commonwealth of Massachusetts pursuant to a Declaration of Trust dated as of June 27, 2003 filed with the Secretary of the Commonwealth of Massachusetts on June 30, 2003, a copy of which, together with all amendments thereto or amendments and restatements thereof, is on file with the Secretary of the Commonwealth of Massachusetts.  The Declaration of Trust provides that all persons extending credit to, contracting with or having any claim against the Seller shall look only to the assets of the Seller for payment under such credit, contract or claim; and neither the shareholders nor the trustee, nor any of the Seller’s officers, employees or agents, whether past, present or future, shall be personally liable therefore. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Seller or the trustee or any of them in connection with the Seller is conclusively deemed to have been executed or done only by or for the Seller or the trustee and not personally. This Agreement is being executed or made by or on behalf of the Seller or by such trustee or officer of the Seller indicated on the signature page hereto and not individually and the obligations of this Agreement are not binding upon any trustee, officer or shareholder of the Seller individually but are binding only upon the assets and property of the Seller. Notwithstanding the foregoing, including any exculpation, or anything else to the contrary, Shareholder acknowledges and agrees that he is executing this Agreement in his personal and individual capacity as Shareholder.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

PURCHASER: MONACO ACQUISITION COMPANY
By:	/s/ Duane F. Kluting Duane F. Kluting Its Secretary/Treasurer
SELLER: MONACO SYSTEMS BUSINESS TRUST
By:	/s/ George Adam George Adam Its President
SHAREHOLDER:
/s/ George Adam George Adam
X-RITE, INCORPORATED
By:	/s/ Duane F. Kluting Duane F. Kluting Its Chief Financial Officer

SCHEDULES

1.2
1.3
2.2
3.3
3.4
4.2(j)
4.3(b)
4.3(d)
4.3(f)
4.3(g)
4.4(h)
4.3(i)
4.3(j)
4.3(k)
4.3(l)
4.3(m)
4.3(n)
4.3(o)
4.3(p)
4.3(r)
4.3(s)
4.3(t)
4.3(u)
4.3(v)
4.3(y)
4.3(aa)
4.3(bb)
4.3(dd)
4.3(gg)
4.3(ii)
5.4
8.4
Purchased Assets
Excluded Assets
Assumption of Certain Liabilities
Vesting Schedule and Restrictive Legend
Allocation (to be agreed upon post-closing)
Purchaser's Broker
Foreign Jurisdictions
Consents, Authorizations, Orders, Approval, Etc.
Articles/Bylaws/Ownership
Financial Statements
Receivables
Inventory
Permitted Encumbrances
Insurance Policies
Business Relationships
Conduct of Business
Material Changes
Significant Customers/Suppliers
Contracts
Licenses and Permits
Benefit Plans
Employment Agreements/List of Employees
Litigation
Warranties/Returns
Environmental Matters
Intellectual Property
Employee Intellectual Property Assignment Agreements
Adequacy of Assets
Brokers/Agents
Tax Returns
New Employment Agreements
Employment Offer

EXHIBITS

Exhibit A Exhibit B Exhibit C Exhibit D Exhibit E Exhibit F Exhibit G Exhibit H Exhibit I	Adjustment Example
Accounting Principles
Escrow Agreement
Cash Adjustment and Net Worth Adjustment
Opinion of Purchaser's Counsel
Lease Assignment and Assumption Agreement
Opinion of Seller's Counsel
Opinion of X-Rite's Counsel
Executive Employment Agreement

Exhibit 99.        Press Release

X-RITE ACQUIRES COLOR MANAGEMENT SOFTWARE COMPANY
— Acquisition part of Company’s strategic growth initiative —

Grandville, Mich., — July 2, 2003 — X-Rite, Incorporated (NASDAQ:XRIT) announced that it has acquired the assets of Monaco Systems, a Massachusetts-based company that develops and distributes color management software to the graphic arts and photo markets. This $10.6 million asset purchase funded by a combination of cash and stock, some of which is subject to certain vesting requirements, includes the entire Monaco line of color management products, all intellectual property and operating assets.

“The Monaco acquisition is a key component in X-Rite’s drive to offer total color management solutions, integrating excellent software with our highly accurate and reliable instruments,” said Michael C. Ferrara, President of X-Rite. “Jim Weaver (X-Rite’s General Manager of Print & Imaging) identified this acquisition and strongly believes that the combination of products, global distribution, color expertise and service offerings will enable X-Rite to offer a broader set of color solutions to new and existing customers. We look forward to providing and developing solutions for new customer markets within the graphic arts, imaging and photo industries. We are also pleased to announce that George Adam, Monaco’s founder, as well as his staff, will be joining our organization.” “Monaco Systems’ products are considered best in class, and joining an organization as prestigious as X-Rite provides a powerful response to customer demands for color management solutions,” said George Adam, founder of Monaco Systems, Inc. “Our long-standing relationship has proven that Monaco’s technology integrates well with X-Rite products and customer support capabilities. We look forward to being a part of X-Rite and continuing to provide our joint customers with the very best solutions available in the industry.”

Executing Strategic Growth Initiative
This is X-Rite’s third acquisition in 2003, affirming its position as a global leader in the color business. Earlier this year, in an agreement with Benjamin Moore & Co., X-Rite acquired the ColoRx® product line and related assets from Thermo Electron Corporation, Benjamin Moore’s former supplier. More recently, X-Rite acquired the ccDot meter product line of Centurfax Ltd., a London-based company that develops and distributes products serving the pre-press and printing industries.

X-RITE ACQUIRES COLOR MANAGEMENT SOFTWARE COMPANY (Cont.)

About Monaco Systems
Monaco Systems was founded in 1993 to develop powerful and innovative tools for color-critical environments. Today, Monaco Systems has OEM relationships with many leaders in the imaging industry who value integrating and licensing its technology and custom products into their own market solutions. Monaco Systems has a line of software products targeted toward specific markets within the digital imaging and photo industries including: MonacoPROOF, MonacoPROFILER, MonacoVIEW and MonacoEZColor.

About X-Rite
X-Rite, Incorporated is a world leader in precision measurement devices, software and service solutions enabling customers to enhance quality control of color. Many large, multi-national firms use X-Rite’s products and services for many applications in a wide variety of markets including digital imaging, printing, coatings, plastics, retail color matching, dental and advanced lighting. Sales and service offices throughout Europe, Asia and the Americas support the Company’s North American manufacturing, research & development facilities. For more information, contact X-Rite, 3100 44th Street, S.W., Grandville, Michigan 49418, USA; Telephone (616) 534-7663; Fax (616) 534-9215; Web site: www.xrite.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to the strength of our markets, our ability to meet our customers’ international needs and improvements in revenue and income. Actual results may differ materially from those projected in the forward-looking statements, due to a variety of factors, some of which may be beyond the control of the Company. Factors that could cause such differences include the Company’s ability to integrate the acquired assets, including personnel into its existing operations, competitive and general economic conditions, ability to access into new markets, acceptance of the Company’s products and other risks described in the Company’s filings with the Securities & Exchange Commission.

X-Rite Contacts:

Duane Kluting CFO (616) 257-2203	Tyler Andrew Public Relations Manager (616) 257-2450